As filed with the Securities and Exchange Commission on October 25, 2002

                           Registration No. 333-98059
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM SB-2
                                 AMENDMENT NO. 2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

            Nevada                         1000                  88-0336988
------------------------------- ----------------------------- ------------------
(State or other jurisdiction of (Primary standard industrial  (I.R.S. Employer
incorporation or organization)   classification code number) Identification No.)

        8221 Cretan Blue Lane, Las Vegas, Nevada 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number
                    of issuer's principal executive offices)

                     Ronald D. Sloan, 8221 Cretan Blue Lane
                     Las Vegas, NV 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

                     Copies to: Stephen E. Rounds, Esq.
                                The Law Office of Stephen E. Rounds
                                4635 East 18th Ave., Denver, CO 80220
                                Tel:  303.377.6997; Fax: 303.377.0231
                                 ---------------
Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

                                                                                Proposed
                                                            Proposed             Maximum
                                    Amount of                Maximum            Aggregate
Title of Each Class                Securities               Offering          Dollar Price           Amount
of Securities                   to be Registered            Price Per       of Securities to           of
to be Registered                 in the Offering            Security          be Registered           Fee
----------------                 ---------------            --------        ----------------      -----------

Common Stock                         950,000                  $0.41           $ 389,500.00         $ 35.84
                                   Shares(1)

Common Stock                          30,000                  $0.32           $   9,600.00         $   .89
                                   Shares(2)

Total No. Securities
to be Registered                     980,000                                  $ 402,275.00         $ 36.73
                                      Shares

(1) These shares being registered for resale under this registration statement are issuable upon conversion of principal payments to shares at a rate of 1 share for $0.41 of principal payable on a convertible debenture. This is the highest conversion rate under the debenture.

(2) These shares being registered for resale under this registration statement have been issued to Joseph LaRocco, attorney for the holder of the convertible debenture, in payment of services. This fee is based on $0.32, the closing price at July 29, 2002.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                             CAN-CAL RESOURCES LTD.
                         980,000 SHARES OF COMMON STOCK

     This prospectus covers the offer and sale of up to a total of 980,000 restricted shares of common stock ($0.001 par value) by two persons: The holder of a convertible debenture; and an individual holding shares of outstanding common stock, who are referred to herein as "selling shareholders."

     The selling shareholders may sell the shares from time to time in negotiated transactions, brokers' transactions or a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. Although we will receive proceeds if and to the extent warrants for 50,000 shares are exercised, we will not receive any proceeds from sale of any of the shares offered by the selling shareholders. None of the warrants have been exercised at prospectus date, and resale of the shares underlying the warrants is not covered by this prospectus. The selling shareholders are:

     o Dutchess Private Equities Fund, L.P., which holds a convertible debenture (principal amount $120,000) issued by the company. All or part of the principal amount of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess Fund's discretion into restricted shares of common stock, at a per share price equal to the lesser of: (1) $0.41; (2) 100% of the average of the five lowest closing bid prices in the 15 trading days preceding June 14, 2002); or
          (3) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 14, 2005).

          If the $120,000 principal amount of the debenture is converted at the $0.41 price, we would issue 292,683 shares to Dutchess Fund, and the offer and sale of those shares would be covered by this prospectus. This prospectus covers a total of 950,000 shares issuable to Dutchess Fund on conversion of the debenture; the number of shares issued on conversion will depend on the market price (for example, the full 950,000 shares would be issued if the market price drops to the point where the conversion price is calculated at $0.126 per share). However, the number of shares Dutchess Fund can own at any one time is limited. See "Financing Transactions - Convertible Debenture, Warrant, and Shares to Attorney."

          Dutchess Fund and Dutchess Advisors Ltd. are statutory underwriters under section 2(a)(ii) of the Securities Act of 1933, and are subject to the restrictions of the Securities and Exchange Commission's Regulation M in connection with the resale of the shares acquired on conversion of the debenture.

     o Joseph B. LaRocco, attorney for Dutchess Private Equities Fund, L.P., who holds 30,000 restricted shares of common stock, issued to him for legal services provided to Dutchess Fund in connection with the debenture and warrant transaction, which services have been valued by the company at $6,750.

         The company's stock is traded ("CCRE.OB") on the Over-the-Counter Bulletin Board ("OTCBB") (the closing price was $0.19 on September 27, 2002).

     AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS IS SPECULATIVE AND SUBJECT TO RISK OF LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 AND THE TABLE OF CONTENTS ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS OCTOBER __,
2002.

                                TABLE OF CONTENTS
                                                                        PAGE NO.

Forward Looking Statements ....................................................5
Where You Can Find More Information............................................5
Summary Information............................................................6
Risk Factors ..................................................................8

     We are an exploration stage company,
     have no reserves, have never made a profit, and
     may never become profitable...............................................8

     As an exploration company, we are subject to the risks of
     the minerals business.....................................................9

     Management lacks technical training and experience with
     exploring for, starting and operating a mine .............................9

     Our technical staff lacks experience in evaluating mining, process and mineral economics of mineral properties.......................9

     We have not systematically drilled and sampled the
     Pisgah property, or the Cerbat property, to confirm
     the presence of any concentrations of precious metals  ...................9

     Some of our Pisgah property assay results may be unreliable...............9

     Neither the volcanic cinder sampling program, nor the Cerbat sampling program, has been managed by independent parties.................9

     We have not conclusively proved the presence of
     precious metals in the Pisgah property...................................10

     Our test results have been publicly questioned by a
     well-established publication in the mining industry......................10

     The "care and custody" program for
     sampling the Pisgah property does not
     meet the industry standard for "chain of
     custody" programs, which are intended to
     insure the integrity of samples..........................................10

     Testing to date has focused on
     assaying materials for precious
     metals content, not how to process
     materials for production.................................................10

     Neither the Pisgah pilot plant's
     limited results, nor the Cerbat
     property pilot plant's limited results,
     will not guarantee profitability ........................................10

     Exploring volcanic cinder properties
     presents unique risks not encountered
     in other geologic settings ..............................................10

     Our limited test results on the
     Pisgah property to date have not been
     consistent and positive results may
     not be validated by production operations................................11

     We have a history in 2001 of late
     payments on debt, and we could lose
     the Pisgah property if debt secured
     by it is not paid or restructured in 2002 ...............................11

     We may not be successful in
     raising the capital necessary to
     build and operate the pilot
     plant at Pisgah or Cerbat................................................11

     Terms of  subsequent financings may
     adversely impact your investment.........................................11

     Selling stock to Dutchess Fund
     on conversion of the debenture may
     substantially dilute the interests
     of the other stockholders................................................12

     Selling stock to Dutchess Fund on
     conversion of the debenture could reduce our
     market price and encourage short sales...................................12

     Market Overhang..........................................................12

     Because the company's common shares
     are "penny stock" certain rules may
     impede the development of increased
     trading activity and could affect the
     liquidity for stockholders...............................................12

Financing Transactions........................................................12

Market for Common Stock and Related Stockholder Matters.......................17
Use of Proceeds...............................................................17
Management's Discussion and Analysis of
     Financial Condition and Results of Operations............................18
Business......................................................................24
     Corporate Background.....................................................24
     Business Activities......................................................24
     Properties...............................................................26
Management....................................................................34
     Directors and Officers...................................................34
     Executive Compensation...................................................35
Security Ownership of Certain Beneficial Owners and Management................36
Certain Relationships and Related Transactions................................38
Selling Shareholders..........................................................39
Plan of Distribution..........................................................41
Description of Securities.....................................................43
Disclosure of Commission Position on
  Indemnification for Securities Act Liabilities..............................44
Legal Proceedings.............................................................45
Legal Matters.................................................................45
Experts.......................................................................45
Index to Financial Statements.................................................46

                       REPRESENTATIONS ABOUT THIS OFFERING

     We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor does it seek an offer to buy the shares in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus (or any supplement), regardless of when it is delivered or when any shares are sold.

                     WHERE TO FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the Commission's internet website (http://www.sec.gov).

     Our common stock is registered with the Commission under section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). Under the 1934 Act, we file with the Commission periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the Commission's internet website (http://www.sec.gov) at the EDGAR location. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to Can-Cal Resources Ltd., 8221 Cretan Blue Lane, Las Vegas, Nevada 89128, attention Ronald D. Sloan, President.

                           FORWARD LOOKING STATEMENTS

     Except for historical and current information, all the information in this prospectus are considered to be "forward looking" statements. Specifically, all statements (other than statements of historical and current information) regarding financial and business strategy and the performance objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to them. These statements involve known risks such as lack of capital to put our properties into production, disappointing recoveries of precious metals from our properties once we put them into production, higher than expected production costs, declining market prices for precious metals, and delays or increased costs to obtain production or mining permits.

     When we use the words "anticipate," "believe," "estimate," "expect," "may," "will," "should," "continue," "intend" and similar words or phrases, we are identifying forward-looking statements (also known as "cautionary statements" because you should be cautious in evaluating such statements in the context of all the information in this prospectus). These statements reflect our current views with respect to future events. However, the merit or validity of current views is subject to the realization in fact of assumptions we have made. What we now think will happen may turn out much different, and therefore our assumptions may prove to have been inaccurate or incomplete.

     The investment risks discussed under "Risk Factors" specifically address all of the material factors that may influence future operating results and financial performance. The investment risks are not "boiler plate;" they are intended to tell you about the uncertainties and risks inherent in our business at the present time which you need to evaluate carefully before making an investment decision.

                               SUMMARY INFORMATION

     The following summarizes all material information found elsewhere in this prospectus and the information incorporated into it by reference. This summary is qualified by the more detailed information in this prospectus and the information incorporated by reference.

THE COMPANY

     The company is an exploration stage company. Since 1996, we have examined various mineral properties prospective for precious metals and minerals, and have acquired those we believe may contain precious metals and minerals. Our properties are located in California and Arizona. We have not established that any of the properties contain reserves (a reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination). Further exploration will be needed before a final determination can be made whether any property is economically and legally feasible. Therefore, we presently have no reserves.

     We are using the proceeds of the loan from Dutchess Fund to start processing dump materials (leftovers from earlier mining many years ago by other companies), and possibly some new material to be mined out of existing underground mines, on the Cerbat property in Arizona. Based on grab sample testing by our employees, these materials appear to contain gold and silver. However, substantial amounts of additional testing, drilling, sampling, assaying and engineering studies, and confirmation of the presence of precious metals would be necessary to determine whether any materials on the Cerbat property contain sufficient amounts of precious metals to constitute "reserves," and whether any such reserves are capable of economic production.

     Presently, we have not established that there are any reserves on the Cerbat property. At some future time, we may elect to obtain an independent reserve report on the property, and an independent feasibility study on the capital costs and operating expenses for a production plant, but presently we intend to start processing dump materials, and possibly process small amounts of material we will remove from existing old mines, while continuing our internal evaluation of areas of mineralization on the property.

     The amount of capital available to us for evaluation of materials on the Cerbat property is limited. We may need more capital to continue the evaluation work, and obtain independent reports and studies to determine if the property appears to warrant further investment by us. The additional capital may or may not be available to us through the Investment Agreement (see "Financing Transactions" below).

     Assuming capital can be raised through the equity line financing with Dutchess Fund and DRH, and precious metals are proven to exist at the Cerbat property, we will build a small scale pilot plant and begin processing material from the Cerbat property for precious metals (primarily gold silver). The location of the pilot plant has not yet been determined. If the pilot plant is shown to consistently extract precious metals from the materials, the company will retain an independent consultant to determine if there are reserves of precious metals in the property. The reserve study would be based on comprehensive drilling and sampling of the property according to a grid system using industry standards.

     We have analyzed materials from the Owl Canyon and Pisgah properties, both in California, to determine if precious metals are present. On October 4, 2001, we signed an Investment Agreement for an "equity line financing" with Dutchess Fund and DRH Investment, LLC. This agreement provides that

Dutchess Fund and DRH would buy up to $8,000,000 of common stock from the company, depending on the prices for our stock and volumes traded. Please see information about the Investment Agreement under "Financing Transactions" below. None of the shares which may be sold to Dutchess Fund and DRH are offered for resale by this prospectus.

     Assuming capital can be raised through the equity line financing with Dutchess Fund and DRH, and precious metals are proven to exist at the Pisgah property, we will build a small scale pilot plant on a location within approximately one hour driving time from Pisgah Hill and begin processing material from the Pisgah property for precious metals (primarily gold, platinum and palladium). If the pilot plant is shown to consistently extract precious metals from the materials, the company will retain an independent consultant to determine if there are reserves of precious metals in the property. The reserve study would be based on comprehensive drilling and sampling of the property according to a grid system using industry standards.

     Along with the reserve study work on Pisgah and Cerbat, we will have prepared independent feasibility studies for those properties. This report will analyze the best extraction methods to use in a full scale production plant, capital and operating costs, and if such a plant can be built and operated profitably, on either or both of the properties.

     We will continue to hold the Owl Canyon and other properties and resume testing and evaluation of the Owl Canyon, and in the future initiate testing and evaluation of the other properties. Presently no dates have been set to initiate such testing and evaluation.

     Prospective investors should note carefully that the company is an exploration stage company. Even though the testing program on the Pisgah property volcanic cinders indicate that precious metals may exist on the Pisgah property, and our limited internal testing of the Cerbat property indicates that precious metals may exist on the Cerbat property, we cannot assure you that an economically viable mineral deposit exists on either of the properties. Further exploration will be needed before a final determination can be made whether any property is economically viable.

     Executive offices are located at 8221 Cretan Blue Lane, Las Vegas, Nevada 89128 (tel. 702.243.1849; fax 702.243.1869).

THE OFFERING

Securities Outstanding            10,924,015 shares of common stock, $0.001 par
                                  value.

Securities To Be Outstanding      11,924,015 shares of common stock, assuming
                                  the convertible debenture held by Dutchess
                                  Fund is converted into 950,000 shares. The number of shares to be outstanding includes
                                  50,000 shares which would be issued on
                                  exercise of the warrant held by Dutchess Fund, as of the date of this prospectus. The exercise price of these warrants has not been fixed, and therefore resale of the shares underlying the warrants is not covered by this prospectus.

Securities Offered                980,000 shares of common stock owned or to be
                                  owned by the selling shareholders, not
                                  including 50,000 shares underlying the
                                  warrants held by Dutchess Fund. This
                                  prospectus covers only resale of 30,000 shares already issued to Joseph LaRocco, and up to 950,000 shares which may be issued on conversion of the debenture; the 950,000 shares would represent 8% of the proforma

                                  11,924,015 shares outstanding (including shares issued on warrant exercise). However, the amount of the debenture which can be converted at any one time is limited . Dutchess Fund cannot own more than 4.99% of the company's shares at any one time. The debenture can be converted all at once, at any time, or in portions from time to time. See "Financing Transactions - Convertible Debenture, Warrant, and Shares to Attorney."

                                  If the $120,000 principal amount of the
                                  debenture is converted at 80% of market ($0.19 at September 30, 2002), the company would issue 800,000 shares to Dutchess Fund at $0.15 per share (which would equal 6.8% of the pro forma 11,724,015 which would be outstanding). However, Dutchess Fund cannot own more than 4.99% of the company's shares. See Financing Transactions - Convertible Debenture, Warrant, and Shares to Attorney."

Use of Proceeds                   We will not receive any proceeds from sale of
                                  shares by the selling shareholders, but we will receive proceeds from exercise of the warrants. See "Use of Proceeds.".

Plan of Distribution              The offering is made by the selling
                                  shareholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices.
                                  See "Plan of Distribution."

                                  Conversion of the debenture at $0.15 per share (using the 80% of market price formula, and a market price of $0.19 per share) would result in issuance of 800,000 shares to Dutchess Fund and dilute current shareholders' percentage ownership of the company by 8.2%. Current shareholders have paid the company $3,744,100 for their 10,924,015 shares (an average of $0.34 per share); a conversion price of $0.15 would be 44% of the average price paid to the company by current shareholders.

Risk Factors                      An investment is subject to risk. See "Risk
                                  Factors."

                                  RISK FACTORS

     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information in this prospectus (including the information incorporated by reference) before investing.

RISK FACTORS INVOLVING THE COMPANY

     WE ARE AN EXPLORATION STAGE COMPANY, HAVE NO RESERVES, HAVE NEVER MADE A PROFIT, AND MAY NEVER BECOME PROFITABLE. For the year ended December 31, 2001, the company recorded a net loss of $704,500 from continuing operations, and had an accumulated stockholders' deficit of $3,971,900 at that date. At June 30, 2002, the company recorded a net loss of $245,800 from continuing operations for the six months then ended, and had an accumulated stockholders' deficit of $4,323,400.

     The company is a mining company in the exploration stage. If we can raise the capital we will build a pilot plant to further evaluate extraction methods for the Pisgah property, and another plant at Cerbat, have prepared independent reserve reports and independent feasibility studies upon which to base the decision to build production plants at those properties. See the next risk factor.

     AS AN EXPLORATION COMPANY, WE ARE SUBJECT TO THE RISKS OF THE MINERALS BUSINESS. The exploration for minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Most exploration programs do not result in the discovery of mineralization which is economic to mine. Most exploration programs never recover the funds invested in them. Without extensive technical and economic feasibility studies, no one can know if any property can be mined at a profit. Even with promising reserve reports and feasibility studies, profits are not assured.

     MANAGEMENT LACKS TECHNICAL TRAINING AND EXPERIENCE WITH EXPLORING FOR, STARTING AND OPERATING A MINE. Our directors and officers don't have technical training in geophysical sciences, metallurgy, or mineral exploration management, nor do they have any direct prior experience in these areas or in the minerals exploration business generally. Without these kinds of training or experience, our management may not be fully aware of many of the specific requirements related to working in the mining industry. Their decisions and choices for the company may not take into account standard engineering or managerial approaches which mineral exploration companies routinely use. The company's operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

     OUR TECHNICAL STAFF LACKS EXPERIENCE IN EVALUATING MINING, PROCESS AND MINERAL ECONOMICS OF MINERAL PROPERTIES. To date, we have relied in large part on individuals with technical training and experience as assayers or exploration geochemists, but uniformly they don't have significant training or experience in conducting evaluation and economic feasibility studies of the mining and processing of mineral deposits. Therefore, we have not had the ability to adequately evaluate our progress. Past assertions that we may have been nearing the point of commencing production are unreliable.

     WE HAVE NOT SYSTEMATICALLY DRILLED AND SAMPLED THE PISGAH PROPERTY, OR THE CERBAT PROPERTY, TO CONFIRM THE PRESENCE OF ANY CONCENTRATIONS OF PRECIOUS METALS. There is substantial risk that such testing would show limited concentrations of precious metals, and such testing may show a lack of precious metals in the property. We have not run, nor have we had third parties run for us, a systematic drilling and sampling program designed to measure whether and where concentrations of precious metals may or may not exist, either in the stockpiled material or in the Pisgah deposit itself, or anywhere on the Cerbat property. You cannot safely assume that precious metals-bearing materials exist outside of the samples tested. Testing may show a lack of precious metals in either or both of the properties.

     SOME OF OUR PISGAH PROPERTY ASSAY RESULTS MAY BE UNRELIABLE. From time to time we have used non-standard procedures to sample and assay the volcanic cinder materials for precious metals, and much of the assaying has been conducted by the company. Some of these procedures could have introduced contamination into the tested materials which can cause the assay results to be unreliable.

     NEITHER THE VOLCANIC CINDER SAMPLING, NOR THE CERBAT SAMPLING PROGRAM HAS BEEN MANAGED BY INDEPENDENT PARTIES. We have not used well-established, third party independent geologists or engineers to conduct the sampling and sample preparation of cinder samples from Pisgah, or the samples from Cerbat, before sending the samples out for assay and microscopic examination. Without an independent, third-party approach to sampling, sample preparation and assaying by reputable individuals who have no direct interest in our properties or company, most persons with experience in mineral exploration companies will not trust claims about the discovery of precious metals from previous unknown types of mineral deposits (volcanic cinders are not known to contain precious metals). This risk factor may have an adverse effect on the marketability and price of the company's securities.

     WE HAVE NOT CONCLUSIVELY PROVED THE PRESENCE OF PRECIOUS METALS IN THE PISGAH PROPERTY. Our efforts to date, and any money spent in the future on this property, ultimately may be futile.

     OUR TEST RESULTS HAVE BEEN PUBLICLY QUESTIONED BY A WELL-ESTABLISHED PUBLICATION IN THE MINING INDUSTRY. Until the questions raised by the publication have been adequately addressed by independent reserve and feasibility studies, these questions may adversely affect the value of your investment in the company. See "Business - Properties - Pisgah, California Property."

     THE "CARE AND CUSTODY" PROGRAM FOR SAMPLING THE PISGAH PROPERTY DOES NOT MEET THE INDUSTRY STANDARD FOR "CHAIN OF CUSTODY" PROGRAMS, WHICH ARE INTENDED TO INSURE THE INTEGRITY OF SAMPLES. Our approach to sampling, sample care, sample preparation and assaying of samples should not be confused with the chain of custody programs. We can't guarantee the samples have not been tampered with and the results reported cannot be treated as being as reliable as if we had used a true chain of custody approach.

     TESTING TO DATE HAS FOCUSED ON ASSAYING MATERIALS FOR PRECIOUS METALS CONTENT, NOT HOW TO PROCESS MATERIALS FOR PRODUCTION. The various procedures we have used to assay the volcanic cinder samples, and the Cerbat materials, have not addressed what metallurgical procedures would be suited to process precious metals out of the materials. Even if independent reserve reports indicate the presence of precious metals, further extensive work will be needed in the form of a feasibility study to determine if the precious metals (if any are shown likely to be present in the property) in fact can be processed out of the material at a profit. Some companies decide that even though one of their properties contains valuable minerals, it is impossible to remove them profitably in commercial production.

     NEITHER THE PISGAH PILOT PLANT'S LIMITED RESULTS, NOR THE CERBAT PILOT PLANT'S LIMITED RESULTS WILL GUARANTEE PROFITABILITY. Prospective investors should note that the initial pilot plant's operating results on either property will not be a sure indicator of the ultimate viability of company operations. We believe this is a significant risk for the company. The pilot plant will run small batches of material through different production processes (leaching times, proportions of chemicals, etc.) to help us better understand how to extract precious metals from materials removed from different locations on the Pisgah property and the Cerbat property. However, its results will not be representative of the operating results we should expect with a production plant using materials taken throughout the property. Therefore, pilot plant results, even if promising in terms of yield per ton and production cost, will not be indicative of operating results. The pilot plant's results must be used in conjunction with a future feasibility study to be prepared for us.

     EXPLORING VOLCANIC CINDER PROPERTIES PRESENTS UNIQUE RISKS NOT ENCOUNTERED IN OTHER GEOLOGIC SETTINGS. Precious metals most often are found in underground quartz vein deposits, or in alluvial sites where the metals have been eroded from surface exposed quartz veins and been transported by natural forces to another (usually gravel type) deposit. Precious metals which are found in (or came from eroded) vein deposits are believed to have been carried in underground superheated water, which transported the precious metals and other mineralization toward the surface, then cooled into quartz deposits underground.

     In contrast, volcanic cinders resulted from magma flows deep in the earth crust erupting to the surface. However, the mechanism which may have placed precious metals in the Pisgah volcanic cinders is not well understood. Presently there are no established geological theories to explain how precious metals might be located within volcanic cinders generally.

     OUR LIMITED TEST RESULTS ON THE PISGAH PROPERTY TO DATE HAVE NOT BEEN CONSISTENT AND POSITIVE RESULTS MAY NOT BE VALIDATED BY PRODUCTION OPERATIONS. The company has run many tests on small amounts of the stockpiled volcanic cinder material located at the Pisgah property, using different assay techniques. While the tests indicate the materials may contain precious metals, our tests have been limited to relatively small amounts of materials taken from a few stockpile locations. Even within this limited testing scope, the test results have varied significantly.

     WE HAVE A HISTORY IN 2001 OF LATE PAYMENTS ON DEBT, AND WE COULD LOSE THE PISGAH PROPERTY IF DEBT SECURED BY IT IS NOT PAID OR RESTRUCTURED IN 2002. This is a risk to the company. At December 31, 2001 the company owed two lenders $398,000 secured by first and second deeds of trust on the Pisgah property. Debt service is now current. If we don't pay all the amounts due on time, or can't restructure the debts to give us more time to pay, we could lose the Pisgah property through foreclosure. If we should lose the Pisgah property, a stronger focus and more aggressive independent sampling and drilling program will be instituted on the Cerbat property. Although value could be realized by sale of material for industrial and decorative uses, loss of the Pisgah property would be a significant adverse development for the company.

     WE MAY NOT BE SUCCESSFUL IN RAISING THE CAPITAL NECESSARY TO BUILD AND OPERATE THE PILOT PLANT. We will need approximately $63,500 to design, build and start operating the small scale pilot plant at Pisgah. In addition, about $200,000 will be needed for a reserve report and feasibility study.

     We will need approximately $85,000 to design, build and start operating the small scale pilot plant at Cerbat, and an additional $100,000 for a reserve report and feasibility study. The net proceeds from selling stock to DRH and Dutchess Fund under an existing Investment Agreement will be used for these purposes, but we may not be able to sell enough stock (see below) to fund these items. We have no alternative arrangements in place to raise the funds we will need if we don't sell enough stock to Dutchess Fund and DRH under the Investment Agreement.

     The future market price and volume of trading of our common stock limits the rate at which we can obtain funding from Dutchess Fund and DRH under the Investment Agreement. Further, we might be unable to satisfy the conditions in that agreement which would result in our inability to sell stock on a timely basis, or at all. If the price of our common stock and/or trading volume do not increase significantly from recent levels, we will be unable to obtain sufficient funds from the Investment Agreement to meet our liquidity needs. See "Financing Transactions - Investment Agreement."

     TERMS OF SUBSEQUENT FINANCINGS MAY ADVERSELY IMPACT YOUR INVESTMENT. If we can't raise enough capital to execute our business strategy (pay for reserve report and feasibility study, and build the small scale pilot and production plants at Pisgah and Cerbat) from the Investment Agreement, or if we do have the funds to build the larger plant but decide to modify or enlarge it, we may have to raise equity, debt or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than you as holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of this offering. More common stock could be sold under these circumstances at prices lower than offered under this prospectus, which could result in dilution of the book value of shares bought in this offering.

RISK FACTORS INVOLVING THIS OFFERING.

     SELLING STOCK TO DUTCHESS FUND ON CONVERSION OF THE DEBENTURE MAY SUBSTANTIALLY DILUTE THE INTERESTS OF THE OTHER STOCKHOLDERS. The debenture is convertible at a price as low as 80% of market price on conversion date (if converted when the market price is $0.19 (the market price on September 30, 2002), the issue price would be $0.15 per share). The conversion of the debenture therefore may result in substantial dilution to the interests of the other holders of our common stock.

     SELLING STOCK TO DUTCHESS FUND ON CONVERSION OF THE DEBENTURE COULD REDUCE OUR MARKET PRICE AND ENCOURAGE SHORT SALES. If and to the extent Dutchess Fund resells shares of our common stock bought on conversion of the debenture, our stock market price may decrease due to the additional shares coming into the market. This could encourage short sales, which would place further downward pressure on the market price.

     MARKET OVERHANG. Approximately 4,200,000 shares of the total shares issued and outstanding are restricted under rule 144 under the 1933 Act from immediate resale to the public stock market. This number does not include the 30,000 outstanding shares registered for resale with this prospectus, or the shares issuable on conversion of the debenture held by Dutchess Fund. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of
(a) 1% of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not our affiliate sells is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In that event, "restricted securities" would be eligible for sale to the public at an earlier date. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     BECAUSE THE COMPANY'S COMMON SHARES ARE "PENNY STOCK" CERTAIN RULES MAY IMPEDE THE DEVELOPMENT OF INCREASED TRADING ACTIVITY AND COULD AFFECT THE LIQUIDITY FOR STOCKHOLDERS. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities now are subject to the "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market.

                             FINANCING TRANSACTIONS


     CONVERTIBLE DEBENTURE, WARRANT, AND SHARES TO ATTORNEY. On June 14, 2002 received $106,604 net proceeds from sale of a convertible debenture to Dutchess Private Equities Fund. The company paid

$13,396 to Dutchess Advisors, Ltd. (advisor to Dutchess Fund) in payment of fees ($12,000) and travel expenses ($1,396).

     All or part of the principal amount ($120,000) of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess Fund's discretion into restricted shares of common stock, at a per share price equal to the lesser of: (1) $0.41; (2) 100% of the average of the five lowest closing bid prices in the 15 trading days preceding June 14, 2002); or (3) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 14, 2005).

     If the $120,000 principal amount of the debenture is converted at the $0.41 price, we would issue 292,683 shares to Dutchess Fund, and the offer and sale of those shares would be covered by this prospectus. This prospectus covers a total of 950,000 shares issuable to Dutchess Fund on conversion of the debenture; the number of shares issued on conversion will depend on the market price (for example, the full 950,000 shares would be issued if the market price drops to the point where the conversion price is calculated at $0.126 per share.

     However, the debenture has a "limitation on amount of conversion and ownership" provision, such that Dutchess Fund never will be entitled, at one time, to convert that amount of the debenture into that number of shares which (when added to all the other company shares Dutchess Fund owns beneficially), would exceed 4.99% of the number of shares of the company outstanding on the conversion date. "Owns beneficially" includes shares owned (including shares bought under the Investment Agreement) at the time Dutchess sends a notice of debenture conversion to the company, plus all other shares Dutchess has the right to acquire within 60 days of the notice (for example, on exercise of the warrant, because the warrant can be exercised at any time). See "Security Ownership of Certain Beneficial Owners and Management." Shares which the company can require Dutchess Fund to purchase under the Investment Agreement are not "beneficially owned" until such time as we send a purchase request notice ("put notice") to Dutchess Fund. See "Investment Agreement" below.

     In connection with the transaction, we issued to Dutchess Fund a warrant to purchase 50,000 restricted shares of common stock, at an exercise price per share equal to the lesser of (1) $0.36 (110% of the five day average closing bid price for the five trading days before June 14, 2002, which was the issue date for the warrant); or (2) 110% of the five day average closing bid price for the five trading days after December 12, 2002. Because the exercise price of the warrant is not yet fixed, and the company has not received any consideration for issuance of the warrant, the shares issuable on exercise of the warrant are not covered by this prospectus.

     Also in connection with the transaction with Dutchess Fund, we issued to Joseph B. LaRocco, attorney for Dutchess Fund, 30,000 restricted shares of common stock, for legal services provided to Dutchess Fund in connection with the debenture and warrant transaction. The services have been valued by the company at $6,750.

     Resale of shares issued on conversion of the debenture, and shares now held by Mr. LaRocco, are covered by this prospectus, as required by the terms of the transaction with Dutchess Fund. The following discloses transactions late in 2001 and early 2002 between Dutchess Fund, Dutchess Advisors, and others, involving an Investment Agreement (sometimes referred to as an "equity credit line" agreement) and a public relations agreement. Resale of the shares referred to in the following disclosure is not covered by this prospectus, but by separate prospectus and registration statement (SEC file number 333-72252) on file with the Securities and Exchange Commission.

     On October 4, 2001 we signed an Investment Agreement with Dutchess Private Equities Fund, L.P. and DRH Investment Company, LLC to sell up to $8,000,000 in shares of common stock to Dutchess Fund and DRH, in equal amounts. We also issued shares of common stock to Dutchess Fund and May Davis Group, Inc., and to Dutchess Advisors, Ltd. (advisor to Dutchess Fund), and to the attorney for Dutchess Fund and DRH, for fees in connection with the Investment Agreement. Terms of these transactions are described below. Reference is made to the complete text of the Investment Agreement, which has been filed as an exhibit to the registration statement which includes this prospectus.

     INVESTMENT AGREEMENT. We have signed an Investment Agreement with Dutchess Private Equities Fund L.P. ("Dutchess Fund", a Delaware limited partnership), and DRH Investment Company, LLC ("DRH"), who have committed to buy from us up to a total of $8,000,000 in shares of common stock, when and as requested by us, until May 10, 2005, 50% by Dutchess Fund and 50% by DRH.

     Our ability to sell stock to Dutchess Fund and DRH will depend on market price and trading volume for our stock. See the risk factor captioned "We may not be successful in raising the capital necessary to build and operate the pilot plant at Pisgah or at Cerbat." If market prices continue at the September 2002 levels (less than $0.25 bid) or decline, we will need more authorized capital than the current 15,000,000 shares of common stock to take full advantage of the Investment Agreement (assuming trading volume is sufficient, see below). The Investment Agreement allows us to increase authorized capital for this purpose, and we intend to ask our shareholders to approve an increase to 75,000,000 shares of common stock in October or November 2002. The shareholders will have to approve the increase. If shares are issued to Dutchess Fund on conversion of the debenture (see below), the number of shares available to sell to Dutchess Fund and DRH would be reduced, until such time as the company's shareholders approve an increase in the number of authorized shares.

     Dutchess Fund, and DRH, separately, cannot be required to purchase stock from the company which, when added to stock of the company which either of them owns beneficially, exceeds 4.99% of the issued and outstanding stock of the company on the date of our "put" (see below). There is a similar provision in the debenture (see above).

     In addition to the foregoing overall limit which applies to Dutchess Fund and DRH, the amount of stock we can require Dutchess Fund and DRH to purchase at any time is limited:

     O There must be 13 stock market trading days between any two of our "puts" (requests for purchase delivered to Dutchess Fund and DRH), although one or more closings of sale of part of the shares may occur every five trading days within the 13 trading days (the closing date for each put is 13 trading days after put notice). We will deposit stock certificates with First Union National Bank, Morristown, New Jersey (the "escrow agent"), and Dutchess Fund and DRH will deposit funds with the escrow agent sufficient to buy our stock.

     O We shall be entitled to request that dollar amount of stock that is equal to 175% of the average daily volume of our common stock over the 40 trading days prior to our put notice multiplied by the purchase price (93% of the lowest closing bid price during that 40 days), but never more than $1 million. This is how the maximum "put amount" is determined under the Investment Agreement. The actual number of shares we issue for each put delivered to Dutchess Fund and DRH will have a total or aggregate purchase price equal to the lesser of (1) the put amount, and (2) 15% of the aggregate trading volume in the 10 trading days, multiplied by the average of the lowest closing bid prices during the first five and the last five trading days, respectively, in the 10 trading day pricing period.

     Closing of each sale of stock to Dutchess Fund and DRH will be subject only to standard closing conditions (for examples, that we are not insolvent, and that we continue to be listed for trading on the Over- the-Counter Bulletin Board). Subject only to meeting the standard closing conditions, Dutchess Fund and DRH must purchase the stock. We will receive net sale proceeds (see below) not later than the thirteenth trading day after the date of our put notice.

     The issuance of shares of common stock to Dutchess Fund and DRH under the Investment Agreement will be exempt from registration with the Securities and Exchange Commission under section 5 of the 1933 Act, pursuant to section 4(2) of the 1933 Act; the resale of such shares by Dutchess Fund and DRH is registered with the Securities and Exchange Commission under section 5 by a separate registration statement. We have agreed to use our best efforts to have our officers, directors and any other persons affiliated with the company refrain from selling shares during each 10 trading day pricing period.

     The Investment Agreement contains mutual indemnities against loss, costs and expenses arising out of misrepresentations, breach of warranties and covenants, or other actions or inactions by us or by Dutchess Fund and DRH. Insofar as such indemnification might be sought for loss, costs and expenses arising from violations of the 1933 Act, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and therefore is not enforceable.

     Pursuant to the Investment Agreement, each time we sell stock to Dutchess Fund and DRH, we will pay May Davis Group, Inc., a securities broker-dealer and member of the National Association of Securities Dealers, Inc. cash in the amount of 3.5% of the funds purchased in each transaction by Dutchess Fund and DRH. See "Selling Shareholders" below. An additional 3.5% of the funds purchased in each such transaction will be paid to Dutchess Advisors, see "- Compensation" below.

     REGISTRATION RIGHTS AGREEMENT. We have filed with the Securities and Exchange Commission, and will keep current the registration statement for resale of the shares sold to Dutchess Fund and DRH under the Investment Agreement, for so long as Dutchess Fund or DRH hold any shares so purchased. The number of shares available under the initial registration statement is insufficient to cover all the stock which may be issued to Dutchess Fund and DRH at current market prices and volumes. Therefore, we will use our best efforts to have our shareholders approve an increase in authorized common stock (up to 75,000,000 shares) and cause an amendment or new registration statement containing additional shares (an additional 16,000,000 shares) to be filed with the Commission and declared effective by it. If our shareholders do not approve the increase in authorized shares, and if the market price of our stock does not increase to approximately $2.00, we will not be able to realize the full potential funding of $8,000,000 which is available under the Investment Agreement, because we would not have enough shares to sell. Failure to obtain an increase in authorized common stock will not result in termination of the Investment Agreement.

     Our agreements as to registration rights are only with Dutchess Fund and DRH, Dutchess Advisors and the attorney for Dutchess Fund and DRH.

     COMPENSATION. We will sell shares to Dutchess Fund and DRH at a 7% discount from the market price (see above). We will pay Dutchess Advisors, Ltd., an affiliate and advisor of Dutchess Fund, an amount of cash equal to 3.5% of the dollar amount of shares we sell to Dutchess Fund and DRH, when each put is closed (see above). Dutchess Advisors is a statutory underwriter for the shares which are purchased by Dutchess Fund and DRH, and resold by those entities into the market. In addition, we have issued 227,272 shares of common stock to Dutchess Advisors, Ltd. (for its advisory services to Dutchess Fund), and have issued an additional 75,757 shares to Dutchess Fund, as fees to induce Dutchess Fund to enter into the Investment Agreement. The shares issued to Dutchess Advisors were required to be so issued by Dutchess

Fund. We will pay May Davis Group, Inc. an amount of cash equal to 3.5% of the dollar amount of shares we sell to Dutchess Fund and DRH when each put is closed (see above). We also issued 303,030 shares to May Davis Group, Inc., a securities broker-dealer firm, as a placement fee for the execution of the Investment Agreement. In March 2002, May Davis transferred the 303,030 shares to Owen May (151,515 shares), Hunter Singer (111,515 shares), and Michael Jacobs (40,000 shares). Thereafter, Mr. May transferred his 151,515 shares to Blue Mountain Investments, LLC, a Delaware LLC owned by Mr. May and a member of his immediate family. Mr. May has investment and voting control over Blue Mountain. Mr. May, Mr. Jacobs and Mr. Singer are registered stock brokers employed by May Davis, and such individuals are statutory underwriters for this offering. Mr. Singer also is a principal of DRH.

     All of the foregoing shares were issued based on the value (agreed to by the company and the parties pursuant to the Investment Agreement) of such fees in the amounts of $50,000 by Dutchess Fund, $200,000 by May Davis Group, Inc., and $150,000 by Dutchess Advisors (total $400,000), divided by the $0.66 closing bid price of the company's stock when the Investment Agreement was signed (October 4, 2001).

     An additional 37,000 shares were issued to Joseph B. LaRocco, for services valued at $12,500 ($0.33 per share) provided by him as attorney for Dutchess Fund and DRH in connection with the Investment Agreement. The value of his services was determined by his clients Dutchess Fund and DRH, and agreed to within the Investment Agreement signed by the company. The per share price for his services was negotiated and agreed to between Mr. LaRocco and the company, as the company did not have the funds to pay Mr. LaRocco in cash. The $0.33 per share price represents a discount of 50% from the market price at October 4, 2001 ($0.66).

     All of these shares (643,059 total) were issued as restricted securities under section 4(2) of the 1933 Act, and are registered for resale by a separate prospectus and the registration statement of which that prospectus is a part.

     PUBLIC RELATIONS AGREEMENT. As of September 15, 2001 the company signed an agreement with National Financial Communications Corp., based in Needham, Massachusetts, for NFC to provide public relations and communications services to the company for a period of 12 months. NFC's objective is to increase awareness of the company among potential investors through traditional mail channels and media interviews with officers of the company. The cost of NFC's services is $5,000 per month if paid in cash ($6,000 per month if paid in stock), plus reimbursement of third party expenses. The term of the agreement is 12 months, but can be terminated by either party on 10 days notice after December 15, 2001. The agreement is automatically extended for three months if not terminated by the company prior to end of the 12 month term.

     On March 22, 2002, the consulting agreement was amended (effective September 15, 2001) wherein the agreement was suspended from October 31, 2002 through March 25, 2002. We have paid the first month's service with NFC with $5,000 cash, and have agreed to issue 200,000 shares of stock for services and expenses under the agreement. We issued 40,000 shares to NFC for services for the months of April and May 2002, and thereafter will issue 20,000 shares monthly according to the amended agreement.

     We agreed to issue the stock valued at $0.875 per share (the bid price as of October 19, 2001), for a total value of $175,000 for the 200,000 shares. These shares will be issued as restricted securities under section 4(2) of the 1933 Act, and are registered for resale by a separate prospectus and the registration statement of which that prospectus is a part.

     Also, we have agreed to issue options to NFC to purchase 200,000 shares of common stock at an exercise price of $1.00 per share. The options will be exercisable when delivered and will expire September

15, 2004. Shares issued on exercise of the options will be restricted securities under section 4(2) of the 1933 Act; resale of such shares is covered by a separate prospectus and the registration statement of which that prospectus is a part.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The stock is traded on the Nasdaq Over-the-Counter Bulletin Board ("CCRE.OB").

     The following shows in United States dollars the high and low market quotation for the shares for the last three years. Quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and do not necessarily represent actual transactions.

     1999                         Low             High
     ----                         ---             ----
     First Quarter                $0.375          $0.812
     Second Quarter               $0.406          $1.875
     Third Quarter                $0.75           $4.125
     Fourth Quarter               $0.906          $1.75

     2000                         Low             High
     ----                         ---             ----
     First Quarter                $0.875          $5.00
     Second Quarter               $2.125          $5.125
     Third Quarter                $1.50           $3.312
     Fourth Quarter               $1.031          $2.75

     2001
     ----
     First Quarter                $1.218          $1.75
     Second Quarter               $1.156          $1.813
     Third Quarter                $0.77           $1.563
     Fourth Quarter               $0.31           $0.90

     2002
     ----
     First Quarter                $0.25           $0.51
     Second Quarter               $0.21           $0.51
     Third Quarter                $0.18           $0.48

     The company has approximately 220 shareholders of record. The stock transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, NV 89119.

     The company has never paid any dividends. There are no legal restrictions which limit our ability to pay dividends. Based on the present financial situation, it is unlikely we will pay dividends in the near future.

                                 USE OF PROCEEDS

     We will not receive any proceeds from sale of shares by the selling shareholders, but will receive proceeds from exercise of the warrants, which proceeds (up to $17,930 if the warrants are exercised at $0.36 per share) will be used as follows:

     1.   General and administrative expense(1)           $  10,000

     2.   Exploration and testing:
              Pisgah and Cerbat assay tests(2)            $   4,000
              Labor                                           3,970
                                                          ---------
                                                             7,930

          Total                                           $  17,930

      (1)  For approximately one month of salaries and other office expense.
      (2) For the costs of third-party assays of materials taken from the properties.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following should be read together with the financial statements included in this prospectus.

     We hold interests in five mineral properties in the southwestern United States. None of these properties has any proven or probable reserves and none of these properties is in production. All expenditures on all properties are expensed, not capitalized.

LIQUIDITY AND CAPITAL RESOURCES AT JUNE 30, 2002 COMPARED WITH JUNE 30, 2001, AND RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002.

(A)  PLAN OF OPERATION.

     We intend to continue sampling and testing volcanic cinder materials from the Pisgah property with a small pilot plant to be located at a location within approximately one hour driving time from the Pisgah property, assuming we have the necessary funds. We anticipate using the pilot plant to process small batches of material for testing purposes. We also plan to obtain an independent reserve report and feasibility study before building the production plant.

     Assuming capital can be raised through the equity line financing with Dutchess Fund and DRH, and precious metals are proven to exist at the Cerbat property, we will build a small scale pilot plant and begin processing material from the Cerbat property for precious metals (primarily gold silver). The location of the pilot plant has not yet been determined. If the pilot plant is shown to consistently extract precious metals from the materials, the company will retain an independent consultant to determine if there are reserves of precious metals in the property. The reserve study would be based on comprehensive drilling and sampling of the property according to a grid system using industry standards.

     We also will start processing dump materials on the Cerbat property in Arizona. There is no assurance that precious metals exist in either the Pisgah or Cerbat properties in commercial quantities or, if they do, that they can be profitably extracted from either property.

     The company has no present plans to conduct any activities or operations on any of its other properties.

     During the six months ended June 30, 2002, we sold 415,600 restricted common shares for a total of $108,500, and issued warrants to exercise 415,600 restricted common shares, exercisable at $0.25 per share.

     On June 14, 2002 received $106,600 net proceeds from sale of a convertible debenture to Dutchess Private Equities Fund. The company paid to Dutchess Advisors, Ltd. (advisor to Dutchess Fund) $12,000 as payment for loan fees and $1,396 for travel expenses.

     We will depend on sales of stock to Dutchess Private Equities Fund, L.P. and DRH Investment Company, LLC, who are providers of the equity line of credit established under an Investment Agreement with us, to build the pilot plants, obtain independent reserve reports and independent feasibility studies, pay general and administrative expenses, and pay debt service.

     At June 30, 2002, and before sale of any stock to Dutchess Fund and DRH, we had approximately $75,000 cash available to sustain operations, which would cover two month of operations maximum. In advance of such sales, we may seek additional capital by sale of restricted stock in private placement transactions in Canada, loans from directors, or possible funding or joint venture arrangements with other mining companies. However, there are no plans or arrangements now in place to fund the company by any of these means, and outcome of the discussions with other companies cannot be predicted.

     It is not anticipated that the company will purchase (or sell) any significant amount of equipment or other assets, or experience any significant change in the number of personnel who perform services for the company, during the fiscal year ending December 31, 2002. However, this depends on results of its ongoing testing programs and financing available to it.

(B)  LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS

     As of June 30, 2002, the company had a working capital deficit of approximately $252,000.

     The company had no operating income or cash flow from its mineral operations for the six months ended June 30, 2002 or the six months ended June 30, 2001. The company sustained a loss from operations of $245,800 for the six month period ended June 30, 2002, compared to a loss of $305,800 for the six month period ended June 30, 2001. The decreased loss was primarily due to decreases in mine exploration costs of $60,100, travel and entertainment costs of $26,200, consulting fees of $26,400; and office expense of $25,300. These reductions were offset by increases in salaries and wages of $30,000, accounting and legal fees of $24,600, and advertising and promotion expenses of $14,100.

     General and administrative expenses decreased approximately $71,200 to $257,100 (compared to $328,300 in 2001). The changes in costs and expenses, stated as changes for the period ended June 30, 2002 compared to the same period for 2001, were due to:

     o Accounting and legal costs increased by $24,600 due to costs incurred as a result of filing a registration statement with the Securities and Exchange Commission to register shares for resale.

     o A decrease of $26,400 paid to consultants for research and development on our Pisgah cinder material in 2001.

     o Salaries and wages increased by $30,000 and payroll taxes by $2,400 because we agreed in June 2001 to pay Mr. Sloan a salary of $60,000 per year. We have accrued these expenses. There were no salary and wages, or payroll taxes during the same period in 2001.

     o Insurance costs increased $2,900 due to increases in insurance premiums.

     o Travel and entertainment costs decreased $26,200 due to less travel by directors and less travel expenses incurred for consultants.

     o Depreciation decreased by $3,900 because some of our equipment has been fully depreciated.

     o Office expense decreased $25,300. During the six month period ended June 30, 2001, we established an office at the Nye County lab facility. Establishment of the office resulted in one time expenses for equipment and supplies. The facility was closed on December 31, 2001.

     o Mine exploration costs decreased $60,100 due to a reduction in the amount of third party assay tests performed for the company and discontinuation of exploration on the Owl Canyon property.

     o Advertising and promotion expenses increased by $14,100 due to substantial revisions in the layout and content of our website, and investor relations program being initiated.

     o Repairs and maintenance decreased by $4,200. No repairs and maintenance costs were incurred during the period ended June 30, 2002.

     o Telephone costs decreased by $3,200 due to lower long distance telephone rates.

     o Miscellaneous costs increased by $4,700 as a result of filing fees associated with registration statement filing fees.

     Subsequent to the issuance of the company's financial statements for the three months ended March 31, 2002, management became aware that those financial statements did not properly reflect certain account balances. Properly accounting of these items in the revised financial statements has the following effect:


                                                                       Three Months Ended
                                                Three Months Ended       March 31, 2002          RESTATED
                                                  March 31, 2002            (RESTATED)            Changes
                                                ------------------     ------------------      -------------
     Revenue                                     $         5,600        $         5,600        $       --
     General and administrative expenses                 112,100                112,000                (100)
                                                 ---------------        ---------------        ------------
     Loss from operations                               (106,500)              (106,400)                100
     Other income (expense)
        Interest income                                    1,000                  1,000                --
        Interest expense                                 (41,400)               (77,200)            (35,800)
                                                 ---------------        ---------------        ------------
     Loss before provision for income taxes             (146,900)              (182,600)            (35,700)
     Provision for income taxes                             --                     --                  --
                                                 ---------------        ---------------        ------------
     Net loss                                    $      (146,900)       $      (182,600)       $    (35,700)
                                                 ===============        ===============        ============
     Basic and diluted loss per common share     $         (0.01)       $         (0.02)       $      (0.01)
                                                 ===============        ===============        ============
     Basic and diluted weighted average
        common shares outstanding                     10,486,357             10,436,225          10,436,225
                                                 ===============        ===============        ============


     For the three months ended March 31, 2002, the change in the statement of operations was primarily related to interest expense for which the company had two changes. First, the company re-evaluated accrued interest and determined it was overstated by approximately $36,000. Accordingly, the company decreased the balance by $36,000 to properly reflect the accrued interest and related interest expense. Second, the company issued 309,700 shares of its common stock in satisfaction of accrued interest of $48,000 in accordance with an agreement which stated that the number of shares to be issued would be based on 50% of the lowest trading price from November 2000 to December 2001 ($0.155), in relation to the outstanding accrued interest balance. Accordingly, the issuance of these shares was recorded based upon the accrued interest balance rather than the fair value of such shares issued. The company has re-evaluated this transaction and determined the issuance of such shares should be recorded at the fair value. As a result, the company recorded an additional $71,800 of interest expense for the three months ended March 31, 2002.

     The company also determined that the number of outstanding shares was not recorded correctly and increased from 10,514,400 to 10,651,500 as of June 30, 2002. The change in the net loss and increase of the recalculated basic and diluted weighted average common shares outstanding increased the basic and diluted loss per common shares from $(0.01) to $(0.02).

     Unless the company is able to establish the economic viability of its mining properties, the company will continue writing off its expenses of exploration and testing of its properties. Therefore, losses will continue unless the company locates and delineates reserves. If that occurs, the company may capitalize certain of those expenses.

     The company has no material commitments for capital expenditures other than expenditures it chooses to make with respect to testing and/or exploration of its mineral properties.

LIQUIDITY AND CAPITAL RESOURCES AT DECEMBER 31, 2001 COMPARED WITH DECEMBER 31, 2000, AND RESULTS OF OPERATIONS FOR THE TWO YEARS ENDED DECEMBER 31, 2001.

                                                          Year ended December 31
                                                    --------------------------------
                                                       2001               2000
                                                    -------------     --------------
Sales                                               $        -0-      $         -0-
Rental revenue                                             22,500            22,500

Costs                                                   (677,500)        (1,012,200)

Other income (expenses)                                  (49,500)             27,200

Income (loss) from discontinued operations                   -0-                -0-
                                                    ------------      -------------

Net income (loss)                                   $   (704,500)     $    (962,500)
                                                    ============      =============

     Income in 2001 and 2000 was payment received from the lessee of the Pisgah property (see "Business - Properties - Pisgah Property Mining Lease").

     The following table summarizes working capital and total assets, accumulated deficit, and shareholders' equity.

                                                  Year ended December 31
                                          ------------------------------------
                                             2001                    2000
                                          -------------          -------------

Working capital                           $    (70,200)          $    480,100

Total assets                              $    135,900           $    701,600

Accumulated deficit                       $ (3,971,900)          $ (3,267,400)

Shareholders' equity                      $   (471,600)          $    150,600

     At December 31, 2000, we owed $32,500 to a lender (secured by first deed of trust on the Pisgah property), with annual interest at 8%. Annual payments of $22,500 from Twin Mountain (lessee of the Pisgah property) were paid directly to the lender by Twin Mountain, which reduced this debt to $10,000 with the balance due July 31, 2001. The maturity of this note has been extended to June 1, 2002. This debt was paid in full in May 2002.

     During 2000 the company issued 1,119,009 shares of common stock, including 774,009 shares for cash proceeds of $949,600 to finance operations. We also borrowed $300,000 from a corporate lender (First Colony Merchant, a private lender) at 16% annual interest, secured by a second mortgage on the Pisgah property. Service on this debt is interest only (payable $24,000 each May and November), with principal due November 23, 2005. In addition, during 2000 Ronald
D. Sloan, president, had loaned the company $152,289 on an unsecured basis, with interest at prime plus 1%. See notes to the audited financial statements and "Certain Relationships and Related Transactions - Loans by Officers."

     In 2001, additions to funds available for operations were provided by $89,916 from sale of 142,888 shares of restricted common stock, and from an additional loan of $89,253 from Ronald D. Sloan, president (unsecured, with interest at prime plus 1%, due September 25, 2002), $6,313 from Brian Wolfe, a director (unsecured, with interest at prime plus 1%, due November 2, 2002), and $21,600 from Robin Schwarz, a shareholder (unsecured, with interest at 20.74% due September 25, 2002). The company made principal repayments to Mr. Sloan of $127,950 leaving a balance owing of $76,048.

     We recorded a net loss from operations in 2001 of $704,500 compared to $962,500 in 2000. This $258,000 decrease in net loss in 2001 was due primarily to a decrease in mine exploration costs of $402,900, which was offset by increases in consulting fees of $96,900, and salaries and wages of $30,000.

     Costs and expenses decreased approximately $334,700 to $677,500 (compared to $1,012,200 in 2000). The changes in costs and expenses, stated as changes in 2001 compared to 2000, were due to:

     o A decrease of $402,900 in mine exploration costs. In 2000, we incurred a one-time expenditure of $300,000 for 200,000 shares of restricted common stock issued in August 2000 to two individuals (Ken Schmidt and John Tomashewski) to acquire their proprietary extractive technology, at a value of $1.50 per share (market value on issue date). The remaining decrease of $102,900 was due to a reduction in the amount of third party assay tests performed for the company and discontinuation of exploration on the Owl Canyon property.

     o A increase of $96,900 paid to consultants for research and development on our Pisgah cinder material.

     o Travel and entertainment decreased $1,500 due to less travel by directors and less travel expenses incurred for consultants .

     o Legal and accounting costs decreased by $25,400 due to less legal services required.

     o Salaries and wages increased by $30,000 and payroll taxes by $2,400 because we agreed in June 2001 to pay Mr. Sloan a salary of $60,000 per year. We have accrued these expenses. There were no salary and wages, or payroll taxes in 2000.

     o Insurance costs decreased $12,500 due to a reduction in coverage for property and automobiles.

     o    Bad debt expense decreased by $5,900.

     o Office expense increased $13,200 , because we established a field office in Nye County Nevada.

     o Office rent expense decrease by $11,600 due to a reduction in office space in Las Vegas.

     o Depreciation and amortization decreased by $4,600 because some of our equipment has been fully depreciated

     o Advertising and promotion expenses decreased by $18,300. In 2000, we spent approximately $22,500 for advertising and promotion, including non-recurring costs for modifications made to our website, and printing brochures with color photographs.

     o Lease expense decreased by $5,700 because the company leased less field equipment.

     o Miscellaneous costs, telephone, utilities, repairs and maintenance, and bank charges increased by a net $11,200, principally due to more power being used at the Nye County facility, and repairs to equipment.

     Unless we can establish the economic viability of the exploration properties, we will continue writing off the expenses of exploration and testing. Therefore, losses will continue until such time, if ever, as we establish the economic viability of the properties. If viability is established for a property, some of the expenses related to that property would be capitalized instead of expensed.

     We have no material commitments for capital expenditures.

PLAN OF OPERATIONS

     We intend to continue sampling and testing volcanic cinder materials from the Pisgah property with a small pilot plant to be located at a location within approximately one hour driving time from the Pisgah property, assuming we have the necessary funds. We anticipate using the pilot plant to process small batches of material for testing purposes. We will obtain an independent reserve report and feasibility study before building the production plant.

     We will depend on sales of stock to Dutchess Fund and DRH to build the pilot plant, obtain an independent reserve report and an independent feasibility study, pay general and administrative expenses, and pay debt service. Total number of employees and consultants would increase to approximately eight when the pilot plant is operational, and up to 25 when the production plant is running.

     At March 29, 2002, and before sale of any stock to Dutchess Fund and DRH, we had approximately $21,400 cash available to sustain operations, which would cover two months operations maximum. In advance of such sales, we may seek additional capital by sale of restricted stock in private placement transactions in Canada, loans from directors, or possible funding or joint venture arrangements with other mining companies. However, there are no plans or arrangements now in place to fund the company by any of these means, and outcome of the discussions with other companies cannot be predicted.

                                    BUSINESS

     CORPORATE BACKGROUND. Can-Cal Resources Ltd. is a Nevada corporation incorporated on March 22, 1995 under the name of British Pubs USA, Inc. as a wholly owned subsidiary of 305856 B.C., Ltd. dba N.W. Electric Carriage Company ("NWE"), a British Columbia, Canada company ("NWE"). On April 12, 1995, NWE exchanged shares of British Pubs USA, Inc. for shares of NWE held by its existing shareholders, on a share for share basis. NWE changed its name to Can-Cal Resources Ltd. on July 2, 1996.

     In January 1999 the company sold its wholly-owned Canadian subsidiary Scotmar Industries, Inc., which was engaged in the business of buying and salvaging damaged trucks from insurance companies for resale of guaranteed truck part components. The subsidiary was sold for a profit and the proceeds used to acquire and explore mineral properties, as the company determined that the subsidiary would lose money in the vehicle salvage business unless more capital was obtained specifically for that business. See the audited financial statements.

     BUSINESS ACTIVITIES. The company is an exploration company. Since 1996, we have examined various mineral properties prospective for precious metals and minerals and acquired those deemed promising. We own, lease or have an interest in five mineral properties in the southwestern United States (California and Arizona). All these properties are "grass roots" because they are not known to contain reserves of precious metals or other minerals. None of these properties is in production. We sold 16.8 ounces of gold we produced from minerals which had been partially processed which we bought from a third party (the minerals did not originate from our properties).

     We have performed more than 1000 "in-house" assays on mineral samples from our properties. An assay is a test performed on a sample of minerals to determine the quantity of one or more elements contained in the sample. The in-house work has been conducted with our equipment by persons with whom we have contracted, who are experienced in performing assays, but are not independent of us. We also send samples of materials from which we have obtained the most promising results to outside independent assayers to confirm in-house results.

     We have done an extensive amount of preliminary testing and assaying on the Owl Canyon property in California, in which we hold a 50% ownership interest in through the S&S Joint Venture. Results indicate precious metals may be present in material located on the Owl Canyon property; presently we have suspended testing there to work on the Pisgah property.

     On the Cerbat property, we have conducted (in late June and July 2002) a limited number of preliminary tests and assays on material taken form mine dumps (material left on the property from mining by others many years ago), and from existing old mines on the property. Results indicate gold and silver may be present in these materials, but extensive further sampling and evaluation will be needed (including independent reserve analysis and engineering feasibility studies) before we can determine whether or not the property contains a commercial deposit of precious metals.

     Following is a list of the company's assay equipment, all of which is owned by the company.

     Preparation Equipment:
     -     2 Chipmunk Jaw Crushers
     -     Rod Mill Crusher
     -     Large 20 Ton Concentrator
     -     Ring and Puck Pulverizer
     -     Jones Riffles
     -     5HP Puma Compressor
     -     Classification Screens 20 mesh- 325 mesh
     -     2 Drying Ovens
     -     Vacuum pump

     Fire Assay Equipment:
     -    2 Vcella Assay Ovens
     -    Numerous Pouring Molds
     -    Weighing Bench with Fire Assay Reagents
     -    2 Assay Balances
     -    1 Top Loading Pulp Balance
     -    2 Fluxing scales
     -    Various Crucible and Cupel Tongs

     Wet Chemical, Metallurgical Lab Equipment:
     -    1 Fume Hood
     -    4 Hot plates
     -    3 Stir Plates
     -    Shaker Table
     -    1L  Separatory funnels
     -    4L  Separatory funnels
     -    Beakers, 10- 4000ml. (Numerous)
     -    Erlenmeyer Flasks (Numerous)
     -    Volumetric Flasks (Numerous)
     -    Graduated Cylinders
     -    IL Atomic Absorption Spectrophotometer ("AAS")
     -    Lamps for AAS include Au, Ag, Pd, Pt, Rh, Cu, Zn and Ni

     During 2000 and continuing to date, we have focused efforts on the "volcanic cinders" property located on patented mining claims we own at Pisgah, California. We have run an analysis program to determine if the material contains precious metals. Although it has been questioned by others, our analysis program indicates precious metals may exist in material taken from the Pisgah property. We intend to build a small scale pilot plant to begin test processing the volcanic cinder material, at a plant to be located within approximately one hour driving time from Pisgah. We have not obtained the location at the present time.

     Substantial amounts of additional testing, drilling, sampling, assaying and engineering studies, and confirmation of the presence of precious metals would be necessary to determine whether the Pisgah property contains sufficient amounts of precious metals to constitute "reserves," and whether any such reserves are capable of economic production. Presently, we have not established that there are any reserves on the Pisgah property. We have elected to obtain an independent reserve report on the property, and an independent feasibility study on the capital costs and operating expenses for a production plant.

     The pilot plant testing facility initially will process material in 100 pound batch test runs daily, gradually moving up to one ton per day to fine tune the efficiency of our processes. It is our intention to extract the metals for both in-house and external confirmation by independent labs, pertaining to the concentrations and recoverability of precious metals that may exist in the cinders.

     Further geologic and exploration work at the Limestone property has not been initiated. The company does not intend to conduct further exploration on this property in the immediate future, however, the company intends to keep these properties for future exploration at some point in the future.

     The company has a general insurance policy in adequate amounts for casualty loss to office and laboratory equipment, operation of motor vehicles, and mining equipment on various properties. Additional insurance will be obtained for operating locations, such as the proposed operations for the Pisgah, as necessary.

     PROPERTIES

     We own or have interests in five properties, one which is owned (patented mining claims on the volcanic cinders property at Pisgah, California), one which is leased with an option to purchase (the Cerbat property in Mohave County, Arizona), and three properties which are unpatented mining claims located on federal public land and managed by the United States Bureau of Land Management (the"BLM"): the Owl Canyon property (23 miles northeast of Baker, California); the Limestone/Erosion property (southeast of Lucerne Valley, California); and the Wikieup property (in Mohave County, Arizona).

     Unpatented claims are "located" or "staked" by individuals or companies on federal public land. Each placer claim covers 20 to 160 acres; each lode claim covers 20 acres. The company is obligated to pay a maintenance fee of $100 per claim per year to the BLM and file an Affidavit of Assessment Work with the County showing labor and improvements of at least $100 for each claim yearly.

     If the statutes and regulations for the location and maintenance of a mining claim are complied with, the locator obtains a valid possessory right to the contained minerals. Failure to pay such fees or make the required filings may render the mining claim void or voidable. We believe we have valid claims, but, because mining claims are self-initiated and self-maintained, it is impossible to ascertain their validity solely from public real estate records. If the validity of an unpatented mining claim is challenged by the government, we would have the burden of proving the present economic feasibility of mining minerals located on the claims.

     Total expenditures, excluding acquisition costs, on the properties has been $1,097,460. For information on future planned expenditures, see "Use of Proceeds."

     PISGAH, CALIFORNIA PROPERTY.

     GENERAL, TESTING. In 1997 we acquired fee title to a "volcanic cinders" property at Pisgah, San Bernardino County, California, for $567,000. The cinders material resulted from a geologically recent volcanic eruption.

     The property is privately owned and is comprised of approximately 120 acres located 10 miles southwest of Ludlow, California, with a very large hill of volcanic cinders, accessible by paved road from

Interstate 40. An independent survey service hired by the company reported that there are approximately 13,500,000 tons of volcanic cinders above the surface. Approximately 3,500,000 tons of the cinders have been screened and stockpiled, the result of prior operations by Burlington Northern Railroad Co. which processed the cinders from the hill for railroad track ballast, taking all cinders above about one inch diameter and leaving the rest on the ground surface within one-quarter mile of the hill. The remaining material in the hill, and the material left over from Burlington's operations, can easily be removed by front end loaders and loaded into dump trucks for hauling. The Cinder and Cinder #2 patented mining claims contain morphologically young alkali basalt and hawaiite lava flows and cinder. The cinder and spatter cone is about 100 meters high and has a basal diameter of about 500 meters. The volcanic cone and crater consists of unsorted basalis tephra, ranging from finest ash, through scoriascious cinders and blocks, to dense and broken bombs up to two meters in dimension.

     The company owns equipment which was acquired with the property, and is located on the property: a ball mill for crushing cinders, truck loading pads, two buildings, large storage tanks, conveyors to load trucks, material silos and screening equipment.

     In August 1999, the company retained S. Bruce Ballantyne, a geologist and geochemist from Vancouver, British Columbia, as a consultant, to develop and make recommendations regarding the company's exploration activities. The company entered into an agreement with Mr. Ballantyne as of January 8, 2001 in which it retained Mr. Ballantyne's services through April 30, 2001 (extended to November 1, 2001) to act as a management consultant to the company. His duties included advisement and assistance on the business and operations of the company, principally with respect to its volcanic cinder project.

     Until Mr. Ballantyne left the company as a consultant in November, 2001, all extractive testing programs were carried out pursuant to a "care and custody" program established by him, utilizing processes and methodologies developed by others. On the advice of Mr. Ballantyne, we contracted two third parties, the first being Mr. Cameron G. Miller and James R. Ardoin; secondly John Tomashewski and Kenneth Schmidt, along with their methodologies to extract precious metals from the cinders. Nearly all tests under his program were conducted on small amounts from 30 grams to 3 pounds of the volcanic cinder material, with some tests on amounts up to 20 pounds in the third quarter of 2001. Under these programs the volcanic cinder material was selected and collected from the property by Mr. Ballantyne. Multiple samples of material taken from the same batches of cinder material were tested repeatedly by the above parties under contract with us, utilizing their processes for smelting and assaying our cinder material, in good faith under the advice and "care and control" of Mr. Ballantyne, who handled the sample preparation and composition of the samples used. The precious metal-bearing material obtained from the repeated extraction testing "runs" of the various precious metal extraction methods was sent by Mr. Ballantyne to recognized and certified analytical laboratories, which determined by chemical assay methods and other techniques the existence of and the content of the various precious metals in the extracted material. They reported their assay results to the company in certified analytical reports. The company has received repeated confirmation from these independent laboratories indicating that gold, silver and platinum group elements (PGE's) may be present in, and may be able to be extracted from, the material. These results from a variety of methods have resulted in an expanded program of extraction and metallurgical testing under the initial direction of Mr. Ballantyne, which the company is continuing (with appropriate modifications as needed) following Mr. Ballantyne's departure from the company. However, the presence of precious metals has not been conclusively shown to exist in the property. See "Management - Executive Compensation - Compensation to Consultant" for information about Mr. Ballantyne.

     However, because the samples were not taken by an independent third party using a "chain and custody" procedure, the integrity of the samples sent to these institutions cannot be guaranteed.

     You should note that Mr. Ballantyne's care and custody program does not in itself guarantee sample integrity. See "Risk Factors"

     We have run different analysis programs on the stockpiled material for gold, silver, and platinum group metals using generally accepted assaying procedures. No tests have been run on material located in the original hill deposit. Samples were removed from 5 separate zones on the surface (down to approximately 3 feet) of the stockpiled material and subjected to in-house testing and assay using several standard metallurgical procedures. Beginning in early 2001, we have been testing the material by "oxy-leach," which requires dissolving the material in different mixes of standard industrial chemicals, then filtering the liquids into powder residue and performing assay tests on the residue. Results have varied, but the most promising results used longer leach times. The results indicate the possible presence of significant amounts of precious metals (gold, platinum group metals) in the samples tested. Tests have been run only on stockpiled material. However, these results do not warrant the inference that the material is economically mineable.

     We have contracted with third parties, who prepared detailed mineralogical studies of precious metal- bearing minerals and their associations in the volcanic cinders. These studies, conducted at Canmet Ottawa, the Universite Libre de Bruxelles and the Colorado School of Mines, used microscopical methods to document and identify and confirm the presence of minerals and native metal grains and alloys of gold, silver, platinum and palladium in the material. The studies indicated that precious metal minerals may be present in the material, and helped us modify extraction methods which we will be implementing in the pilot plant to be constructed in the future.

     We have conducted or had others conduct extractive processes to determine how best to process the cinder material.

     (a) Assaying of varying weights of cinder material at various temperatures in a variety of furnace-types using a variety of different reagents melted with the cinders (the reagents help collect and concentrate the precious metal).

     (b) Various acid digestion precious metal extractions of cinder material. Filtration of resultant "pregnant" precious metal bearing solutions with subsequent "dropping" of contained precious metals from these solutions using methods such as solvent extraction, electrowinning and wet chemical methods.

     (c) Various precious metal chemical-leaching extractions of cinder material. Filtration of the resultant "pregnant" precious metal-bearing solutions with subsequent "dropping" of the contained precious metals. Currently, this approach is yielding the best results.

     The precious metal-bearing products yielded by the processes were subsequently sent to refineries and to certified analytical laboratories for testing to determine the precious metal content. Extractive testing results obtained to date from the independent laboratories show that we have "in-house" repeatedly extracted precious metals including gold, silver and PGE's (platinum group elements, here referring to platinum and palladium). However, it is not possible to extrapolate from these results (which are confined to the samples tested) to estimate the viability of the stockpiled material as a whole. See "Risk Factors."

     You should note that significant questions have been raised about the adequacy of our sampling program. In the August 21-27, 2000 edition of "The Northern Miner," a weekly mining newspaper, doubts were expressed as to our use of non-standard assay techniques, and our practice of sending "pretreated" material to independent assay labs, then reporting that our assay results were "confirmed." Barring a truly independent third party sampling and testing program, the sending of samples to third party labs ensures nothing unless integrity in sampling, according to industry standards, is assured. The "care and custody" program we used does not meet the industry standards for "chain of custody" sampling programs. See "Risk Factors."

     On September 30, 2002, market prices for gold, platinum and palladium were $323.70, $560.00 and $321.00, respectively.

     The Pisgah property consists of patented claims we own; no fees have to be paid to the BLM or work performed on the claims to retain title to the property.

     Electrical power presently is not available to the site, and is not expected to be needed.

     PISGAH PROPERTY MINING LEASE. To generate working capital, as of May 1, 1998 we signed a Mining Lease Agreement for the Pisgah property with Twin Mountain Rock Venture, a California general partnership ("Twin Mountain," an indirect subsidiary of Peter Kiewit & Sons, Inc., Omaha, Nebraska). The Agreement is for an initial term of 10 years, with an option to renew for an additional ten year term. Twin Mountain has the right to take 600,000 tons of volcanic cinders during the initial term, and 600,000 more tons during the additional term, which Twin Mountain will process and sell primarily as decorative rock. The material will be removed from the original cinder deposit, not the stockpiled material.

     The agreement provides Twin Mountain will pay minimum annual rental payments of $22,500 for the initial term and $27,500 per year for the additional term. Twin Mountain is also obligated to pay us a monthly production royalty for all material removed from the premises: The greater of 5% of gross sales f.o.b. Pisgah, or $.80 per ton for material used for block material; plus 10% of gross sales f.o.b. Pisgah for all other material. Against these payments, Twin Mountain will be credited for minimum royalty payments previously made.

     Twin Mountain is current in payments, which are pledged to service company debt (see below). Twin Mountain has not yet removed any material from the property and has indicated that it is unlikely it will do so until about 2003. Twin Mountain does not have the right to remove or extract any precious metals from the property; it does have the right to remove cinder material which could contain precious metals (and Twin Mountain would have title to the removed cinder material), but it cannot process the materials for precious metals either on or off site.

     Mining and reclamation permits, and an air quality permit have been issued by the California regulatory agencies in the names of both Twin Mountain and the company. We posted a cash bond in the amount of $1,379 (1% of the total bond amount) and Twin Mountain has posted the remainder of the $137,886 bond. If Twin Mountain defaults, we would be responsible for reclamation of the property, but reclamation costs incurred in that event would be paid in whole or part by the bond posted by us and Twin Mountain. Reclamation costs are not presently determinable.

     PISGAH PROPERTY - DEBT TRANSACTIONS. In 1998, the company borrowed $100,000 from a private lender. The debt bears annual interest at 8% and is secured by our first deed of trust on the Pisgah property, plus our rights to payments under the Twin Mountain lease. The original maturity date has been extended to June 1, 2002, when the remaining $10,000 principal is due (extended from original maturity date of July 31, 2001). Principal and interest to date have been paid through direct payment of Twin Mountain royalty payments to the lender. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

     In 2000, we borrowed $300,000 from First Colony Merchant, a second private lender. The debt bears annual interest at 16% (payable semi-annually in May and November), is due November 23, 2005, and is secured by our second deed of trust and assignment of rents (second right to payments under the Twin Mountain lease). For additional consideration, the company granted the lender a five year option to purchase 300,000 restricted shares of common stock, at the lower of $0.65 per share or 50% of the lowest trading price during the month before exercise, payable in cash. The option was exercised in 2000 at $0.52 per share. As further consideration, also in 2000 we issued 45,000 restricted shares of common stock to a corporate affiliate of the lender as a loan placement fee.

     By subsequent agreement in 2001 with the second lender, the $24,000 interest payment due May 2001 was not paid but was added to principal and was due when the November 2001 interest payment was due (total amount due in November was $48,000). For this forbearance of interest due, we granted the lender an option through November 19, 2001 to purchase restricted shares in the amount of $24,000 plus 16% interest to exercise date, divided by 50% of the lowest stock price from November 23, 2000 through November 19, 2001. However, the November 2001 interest ($48,000) was not paid in 2001.

     On November 27, 2001, we borrowed $25,000 from First Colony Merchant. The loan bears interest at 6% per annum and matures May 27, 2002. An additional $15,000 was borrowed from First Colony Merchant on December 28, 2001. This loan bears interest at 6% and matures June 28, 2002.

     In January 2002, we reached a further agreement with the second lender, under which the total of $48,000 interest which was due in November 2001 was paid by the company issuing 309,677 restricted shares of common stock. The number of shares was determined by dividing $48,000 by $0.155 (50% of the lowest trading price between the original loan date (November 23, 2000) and January 25,
2002).

     OWL CANYON - S & S JOINT VENTURE

     In 1996, the company entered into a Joint Venture Agreement with the Schwarz family covering approximately 425 acres of unpatented placer and lode mining claims in the Silurian Hills of California, known as Owl Canyon. The S & S Joint Venture has since increased its holdings to 740 acres of lode claims and a five acre mill site claim. These claims are deemed to be prospective for precious metals and some base metals. The property is located approximately 23 miles northeast of Baker, California, accessible by 23 miles of paved and dirt road. The company and the Schwarz family each have a 50% interest in the venture which is operated by a management committee, comprised of our president and Ms. Robin Schwarz, a member of the Schwarz family and also a sub-contractor to Can-Cal who provides secretarial services. Approval by both the company and the Schwarz family is required to pass resolutions and conduct venture business. In the event of a tie vote, the matter would be decided by the company's corporate counsel (William Fishman).

     Holding costs are approximately $3,809 per year for county and BLM filing fees, and work must be performed on the property each year to keep title to the claims.

     Pursuant to the Joint Venture Agreement, we are funding the venture's operations. Any income from the venture will first be paid to the company to repay funds advanced to the venture or spent on its account, with any additional income divided 50% to the company and 50% to the Schwarz family.

     As the acquisition price of its 50% interest in the S & S Joint Venture, the company issued 500,000 restricted shares of common stock to the Schwarz family. As of December 31, 2001, the company had spent approximately $1,219,700 in the venture, including $19,000, which represents the value of stock issued to buy the 50% in 1996. The balance of $1,200,700 represents exploration expenditures on this property.

     The venture owns the following equipment and facilities, all of which is used but operational:

Equipment                                                 Purpose
Refurbished 8-level screen classifier                     Separate various grades of materials
Six concentrate tables                                    Separate the various fraction sizes and any precious
                                                          metals contained therein.
780 square foot building                                  Building protects equipment and workers from weather
600 square foot living quarters                           Sleeping and Eating Quarters for Workers
Fire assay furnace                                        To enable us to perform in house analysis.
2 smelting furnaces                                       For smelting concentrates into precious metals
Impact Mill                                               Used for crushing rock
Front end loader                                          Fixing roads, loading dump truck, loading equipment
D-7 Cat Bulldozer                                         Building roads, moving large equipment
TD-14 International track loader                          Building roads on side of mountain and handling bulk
                                                          material.
5-yard dump truck                                         Hauling rock to the millsite for processing
20' x 5' ball mill                                        For grinding material to liberate the precious metals
Portable 700 gallon water tank                            Hauling water for various areas
Screening system                                          Processing of placer material and reducing material to
                                                          a finer mesh.
Several platforms                                         Accessing equipment
Sediment tanks, with two 3,000 gallon tanks               Storage for water, waiting to be recycled
Run by pumps                                              Used to recycle water used for concentrating shaker
                                                          tables
Plumbing and PVC                                          Move water on and within the property
Air compressors                                           To operate and clean equipment
One drill rig                                             Drill core samples for testing
One air track drilling rig with 100' of steel             Drill samples at different depths for testing
One Pionjar Core Plugger                                  To extract core samples from various targets
                                                          for analyses.
Rebuilt engines and new engines                           On standby to ensure no downtime
                                                          will affect future productivity.
Generating power plant                                    To create electricity to operate our equipment.

     New roads have been constructed throughout the canyon to allow accessibility to the various deposits. Also, the venture spent approximately $32,000 to clean up all areas of the property to the BLM's satisfaction.

     Power is supplied by an on-site generator. Substantial operations would require paying for installation of a power line to the site from several miles away.

     GEOLOGY OF OWL CANYON.

     Mineralization on the property migrates along north/south oriented faulting and at the contact point between metamorphic and dolomite rocks. Metalliferous deposits along these fractures are prevalent near the central area of Owl Canyon. Along the southern side of the property, fault contact areas exhibit localized zone alteration from migrating hydrothermal fluids producing a mineralized vein ranging in width from approximately 18 to 36 inches.

     Plans are presently under review to apply for required permits and set up a small gravimetric test circuit utilizing much of the equipment already established on this site. Capital cost for further drilling and testing is estimated to be $225,000. Such costs would be funded from stock sales to Dutchess Fund and DRH in excess of the initial $89,000 we may receive from them (see "Use of Proceeds").

     TESTING. We have performed both external and in-house fire assays on material from the Owl Canyon property, sending both trench and rock samples to independent laboratories. Approximately 15 tons of material was removed to a depth of 3 to 4 feet to expose a continuation of one of the veins. Samples were removed from this material by Bruce Ballantyne and analyzed by an independent laboratory.

     A 25 foot core hole was drilled at the base of the mountain which yielded promising gold and silver results.

     CDH#1/20-23'      Owl Canyon       1.08 oz/ton gold / 9.72 oz/ton silver

     A detailed structural and geologic mapping survey has been completed on the property, indicating some zones in certain areas are suitable exploration targets. Currently, work on this property has been suspended while evaluation work at Pisgah, California continues. This property is without known reserves and future work would be exploratory in nature.

     In the August 21-27, 2000 edition of The Northern Miner, the soundness of our evaluation methods was questioned in relation to performing our own analyses of samples, rather than sending out materials to independent parties. Until the property is sampled and tested by an established independent firm, the precious metals content in the property (if any) cannot be known.

     CERBAT PROPERTY

     On March 12, 1998, we signed a Lease and Purchase Option Agreement covering six patented mining claims in the Cerbat Mountains, Hualapai Mining District, Mohave County, Arizona. The patented claims cover approximately 120 acres. We paid $10,000 as the initial lease payment and are obligated to pay $1,500 per quarter as minimum advance royalties. The company has the option to purchase the property for $250,000, less payments already made. In the event of production before purchase, we will pay the lessor a production royalty of 5% of the gross returns received from the sale or other disposition of metals produced. Except for limited testing and evaluation work performed in mid-2002, no work has been performed on this property since 1999. Access is north 15 miles from Kingman, Arizona on Highway 93, east from the historical market to Mill Ranch, then left three miles to a locked gate.

     The country rock is pre-Cambrian granite, gneiss and schist complex. It is intruded by dikes of minette, granite porphyry, diabase, rhyolite, basalt and other rocks, some of which are associated with workable veins and are too greatly serieitized for determination. The complex is also flanked on the west by masses of the tertiary volcanic rocks, principally rhyolite. The mineralized body contains principally gold, silver and lead. They occur in fissure veins, which generally have a north-easterly trend and a steep north- easterly or south-westerly dip. Those situated north of Cerbat wash are chiefly gold bearing while those to the south principally contain silver and lead. The gangue is mainly quartz and the values usually favor the hanging wall. The company has been informed by the owner that the property contains several mine shafts of up to several hundred feet in depth and tailings piles containing thousands of tons of tailings. The property has not produced since the late 1800's.

     The buildings on the property are practically valueless, owing to being in disuse for so many years. Can-Cal is holding this property in abeyance for future operations. This property is without known reserves and future work would be exploratory in nature.

     TESTING PROGRAM. The $106,604 net proceeds (after payment of the cash fee to Dutchess Advisors and reimbursement of $1,396 of travel expenses) will be used to evaluate the company's Cerbat property in Arizona, to determine if gold and silver is recoverable from selected materials located on the property. Small amounts of material from old mine dumps (remains from mining operations by other companies in the past), and possibly some material from existing mine shafts (from mining operations by other companies in the past), will be run through a portable concentrator using only water available on site. No chemicals will be used in the process. Concentrate will be sold to refiners for recovery of gold and silver off site at their locations. We have conducted only a limited amount of testing on the materials to be concentrated. No permits are required for these very limited operations.

     If the concentrator tests indicate that the process may be effective for these materials, i.e., yielding concentrated material containing gold and silver which we can sell to refiners, we will apply for a permit for a large concentrator-processing facility, possibly to include a chemical flotation circuit to improve recovery rates. Funding is not presently available for this future project.

     The company is an exploration stage company. Since 1996, the company has examined various mineral properties prospective for precious metals and minerals, and have acquired those we believe may contain precious metals and minerals. Our properties are located in California and Arizona. We have not established that any of the properties contain reserves (a reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination). Further exploration will be needed before a final determination can be made whether any property is economically and legally feasible. Therefore, we presently have no reserves.

     WIKIEUP PROPERTY

     The Wikieup Arizona property consists of one unpatented lode mining claim namely the Brown Derby #25 located in Section 036, Township 160N and Range 140W. The 20 acre claim is accessed via gravel road just off Highway 93 at the town of Wikieup, Arizona.

     Holding costs are approximately $109.00 per year for county and BLM filing fees, and work must be performed on the property each year to keep title to the claims.

     The geology of the area is comprised of Precambrian granoids and gneiss. Outcrop is extensive on the property and rock units include diorite, gabbro and granitic dikes. The company has kept the claim in good standing by submission of the required rental fees. We have conducted very limited geologic examination and surface sampling of the rock units on the property. We presently have no plans to conduct any exploration on this claim as there is no assurance that any mineralization may exist. We are holding this property in abeyance for future exploration. This property is without known reserves and future work would be exploratory in nature.

     LIMESTONE PROPERTY/EROSION CLAIMS

     This property consists of 180 acres of lode and 1280 acres of placer claims on BLM property, prospective for use in cement, located 18 miles southeast of Lucerne Valley, California, off Highway 247. The first 12 miles is paved surface and the next six miles is good dirt road. The deposit is contained in a very large hill, with the deposit rising from the ground level to several hundred and possibly a thousand feet up within the hill. There are dirt roads to the top of the property. The property was previously mined by a cement company which discontinued operations around 1981. This property is presently being held in abeyance for future exploration, as our main focus is on Pisgah and Owl Canyon. We have had discussions with cement companies about selling this property or having a cement company operate it for us, however, there are no current prospects for either sale or third-party operation of this property.

     This property is without known reserves.

     Holding costs are approximately $1,709 per year for county and BLM filing fees, and work must be performed on the property each year to keep title to the claims.

                                   MANAGEMENT

     DIRECTORS AND OFFICERS

     Officers and directors of the company are listed below. Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

      NAME                       AGE    POSITION AND TENURE

      Ronald D. Sloan            61     President and Treasurer since May, 1996
                                        Chairman of the Board since January 2001

      John Brian Wolfe           48     Secretary and a Director since May, 1996

      Barry E. Amies             57     Vice President and Director since
                                        October, 1998

      James Dacyszyn             70     Director since February, 1999

      Theodore J. Smith, Jr.     25     Director since June, 2002

     No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position.

     RONALD D. SLOAN. Mr. Sloan has directed the company as President, Treasurer and CEO since May 2, 1996. In 2001 Mr. Sloan was elected Chairman of the Board by the Can-Cal board of directors. In these capacities he manages the sub-contractors such as geologists, chemists, laboratory and office staff to achieve the analytical confirmation the company requires in order to realize success in the resource industry. During the past twenty five years Mr. Sloan has been an entrepreneur as an owner and operator of several companies including: Atlas Insurance Adjusters Ltd, partner/president from 1977 to 1978; United Auto Parts, senior manager, parts sales and distribution, approximate staff of 100 from 1979 to 1984; Save-On Auto Parts Ltd., shareholder, president, secretary, parts sales and distribution, approximate staff of 40 from 1985 to 1989; Knight Auto Recyclers Ltd., owner/president, parts sales and distribution from 1990 to 1995; Scotmar Industries Ltd., D.B.A. Truck City Inc., senior management, parts sales and distribution from 1990-1995. Mr. Sloan spends his full time on the company's business. Mr. Sloan has no professional or technical credentials in the metals mining industry.

     JOHN BRIAN WOLFE. Since 1984, Mr. Wolfe has owned Wolfe & Associates Appraisal Services, which appraises damages sustained by vehicles, recreation vehicles, motorcycles and equipment for insurance companies throughout North America. From 1980 to 1984 he appraised damages to automobiles for ICBC (Insurance Corporation of British Colombia). Mr. Wolfe also managed McLaughlin Motors and Brasso Lincoln, both automotive companies where he was in charge of their full operation and payroll from 1977 to 1980. Mr. Wolfe has no direct metal mining experience, or any professional or technical credentials in the metals mining industry, however, he has experience in management affairs. Mr. Wolfe spends approximately 30 hours per month on the company's business.

     BARRY E. AMIES. Mr. Amies has extensive experience in financing, insurance and exploration. He started Baron Insurance Agencies Ltd. in 1968 and built it from a one-man operation to 45 employees, when he sold the company in 1994. He also started Baron Financial, which was added to the insurance business to incorporate financial investments. After the sale of Baron Insurance Agencies Ltd. in 1994, Mr. Amies was retained as the General manager of the company until 1998. From 1998 to present Mr. Amies worked at the capacity of president/owner of Landing Insurance Agency. Since 1980, Mr. Amies has been President of Zalmac Mines, Ltd., which has exploration properties in Canada prospective for gold, silver, molybdenum, and other metals. Mr. Amies has no professional or technical credentials in the metals mining industry. Mr. Amies spends approximately 80 hours per month on the company's business.

     JAMES DACYSZYN. Mr. Dacyszyn is a Canadian citizen who is semi-retired, owns and operates several concrete transit mix plants and gravel operations in central Alberta, Canada. He has no precious metal mining experience, or any professional credentials in the metals mining industry, but he does have extensive experience in Materials Engineering and holds a bachelor's degree in Civil Engineering. From 1954 to 1971 he managed a laboratory which tested gravels, asphalts, paints and coordinating quality control tests on earthwork. Mr. Dacyszyn also drilled and evaluated more than 500 gravel deposits in the Province of Alberta and has vast knowledge in crushing rock. From 1982 to 1995 he managed several concrete mixing plants and gravel operations, also producing aggregates as owner/operator. The companies are now being managed by his son, a professional engineer, and Mr. Dacyszyn is retained in a consulting capacity. Mr. Dacyszyn spends approximately 70 hours per month on the company's business.

     THEORDORE J. SMITH. Theodore Smith has been a director of the company since June 12, 2002. Mr. Smith has an extensive background in finance with particular attention to small and micro-cap public companies. Since February 2000, Mr. Smith has run his own firm, Geneva Atlantic Capital, LLC., assisting in several capital raises for small companies. Prior to founding his own firm, Mr. Smith worked for Coleman Capital, a Boston based investment bank from June of 1998. With Coleman, an extensive knowledge of the public markets, SEC regulations and other aspects of Wall Street were obtained. Prior to working with Coleman, Mr. Smith attended Boston College, from which he graduated with a Bachelor of Science in Finance and Marketing in 1999.

EXECUTIVE COMPENSATION

     During 1999 and 2000 no officer or director received any compensation and no officer or director has any options or other rights to purchase any shares of the company. They are reimbursed for out of pocket expenses incurred on behalf of the company or miscellaneous expenses as a result of services performed for the company as directors. Ronald Sloan, a resident of Vancouver, British Columbia, spends all of his time on the company's business. The company pays for the costs of maintaining an apartment in Las Vegas which Mr. Sloan uses and which other persons transacting business with the company use and also serves as a company office. There are no director's fees.

     In the third quarter of 2001, the company agreed to pay Mr. Sloan a salary of $60,000 per year. The company has been accruing $5,000 a month plus payroll taxes to cover this obligation. He does not have a written employment agreement.

     The Board members do not have any stock options or similar plans, annuities, pension, retirement incentive, deferred compensation or any arrangements whereby they have been paid or may receive compensation.

     COMPENSATION TO CONSULTANT. As of January 8, 2001 we retained Mr. S. Bruce Ballantyne as a consultant to advise and assist on a daily basis principally with respect to evaluation of the Pisgah property and its volcanic cinder material and the Owl Canyon property. Mr. Ballantyne's compensation was $1,700 per week. In addition, we agreed to grant him, if we were producing or able to produce precious metals from the Pisgah property on an economic basis during the term of the agreement or any extension, an option to purchase up to 40,000 restricted shares of common stock. The agreement also provided for the issuance to him of 10,000 restricted shares of common stock. Mr. Ballantyne is no longer a consultant to the company (as of November 1, 2001) and the option was not granted to him, nor (by oral agreement with Mr. Ballantyne) are the 10,000 shares to be issued to him.

     Mr. Ballantyne is president and owner of YKNAU RESOURCES, INC., an economic geology and applied geochemistry exploration service and consulting firm in Vancouver, British Columbia. The firm advises and implements mineral exploration programs for major and mid-tier producers as well as junior mining companies and prospecting syndicates. Mr. Ballantyne received a Bachelors Degree with a major in Earth Science from the University of Guelph in 1973. His firm was under exclusive contract to Eldorado Gold Corp from 1996 to December, 1997. While with Eldorado, he was Senior Geochemist and member of their Vancouver Exploration Dept., responsible for exploration activities for gold and copper in Mexico, Brazil, Turkey, West Africa and Argentina.

     Mr. Ballantyne was employed as an Applied Geochemist by the federal Department of Natural Resources Canada at the Geological Survey of Canada in Ottawa for 23 years, from 1973 to 1996. As a member of the GSC's Mineral Resources Division, Resource Geophysics and Geochemistry Section, his scientific career included programs in Nova Scotia, NWT, Alberta, British Columbia and the Yukon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth certain information about beneficial ownership of our common stock as of the date of this prospectus by each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group. However, the shares shown as beneficially owned by Dutchess Fund does not reflect the 4.99% limitation on the number of shares which Dutchess Fund can own. See footnote (4) to the table. The ownership information is based on the Forms 3 and 4 filed by our officers and directors with the Securities and Exchange Commission as required by section 16(a) of the Securities and Exchange Act of 1934. Based on those Forms 3 and 4, the beneficial owners have sole voting and dispositive power with respect to their shares except as noted. Shares shown as owned by Mr. Amies include 54% of the shares held by a family partnership owned by his wife and adult children; the balance of shares (46%) are owned beneficially by the adult children. Shares shown as owned by Mr. Dacysyzn include shares held by a family company as to which he exercises beneficial ownership (he owns 31%of the shares of the family company); the balance of shares in the family company are controlled by an adult son, who manages the family company for a salary and 25%of the profits.

                    NAME AND ADDRESS                  AMOUNT AND NATURE
TITLE OF CLASS      OF BENEFICIAL OWNER              OF BENEFICIAL OWNER      PERCENT OF CLASS

Common stock,       Ronald D.  Sloan                    785,431                   7.8%
par value $.001     4312-212 Street
                    Langley, B.C., Canada

Common Stock,       John Brian Wolfe                    785,431                   7.8%
par value $.001     3157 Silver Throne Drive
                    Coquitlam, B.C., Canada

Common Stock,       Barry E.  Amies                     153,535 (1)               1.5%
par value $.001     14198 Tamarack Drive
                    Vernon, B.C., Canada

Common Stock,       James Dacysyzn                      665,500 (2)               5.1%
par value $.001     #64, 9703-41 Avenue
                    Edmonton, A.B., Canada

Common Stock        Dutchess Private Equities           1,075,757(3)(4)           8.0%
par value $.001     Fund Ltd.
                    100 Mill Plain Road, 3rd Fl.
                    Danbury, CT 06811

Common Stock,       All Officers and Directors          2,391,807                 22.2%
par value $.001     as a group

(1) shares are owned by Mr. Amies family partnership (Amies Holdings Ltd.). Shares shown as owned by Mr. Amies include 54% of the shares held by a family partnership owned by his wife and adult children; the balance of shares (46%) are owned beneficially by the adult children.

(2) 470,000 shares are owned directly by Mr. Dacysyzn and 195,500 shares are owned by a family company. Mr. Dacysyzn exercises investment and dispositive powers over 60,000 shares (31%) of those owned by the family company. The balance of shares in the family company are controlled by an adult son, who manages the family company and has a 25% pecuniary interest in these shares .

(3) Includes 75,757 shares now owned, 50,000 shares underlying the warrant, and a maximum of 950,000 shares issuable on conversion of the debenture. However, there is a percentage limit on the number of shares Dutchess Fund can own beneficially, see (4) below. Also, this number does not include any of the shares which the company may require Dutchess Fund to purchase under the Investment Agreement.

(4) The number of shares which Dutchess Fund can acquire on conversion of the debenture at any one time is limited under the terms of the conversion: In no event can Dutchess Fund ever be entitled to convert that amount of the debenture into that number of shares, which when added to all the other shares Dutchess Fund owns or can acquire within 60 days, would exceed 4.99% of the total shares outstanding. Accordingly, for purposes of the beneficial ownership reporting provisions of section 13 of the Securities Exchange Act of 1934 and rule 13d-3 of the Securities and Exchange Commission, Dutchess Fund cannot own more than 4.99% of the shares of the company at any one time. See "Financing Transactions - Convertible Debenture, Warrant, and Shares to Attorney." See also footnote (4) under "Selling Shareholders" for more information on beneficial ownership.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LOANS BY OFFICERS

     The company borrows money from Mr. Sloan when operating capital is needed. The borrowings are unsecured and repayments are made at the company's discretion. Interest is computed at prime +1%. Activity for this note in 2000 and through December 31, 2001 is summarized as follows:

                                            December 31,       December 31,
                                                2001               2000
                                           -------------      -------------

     Principal balance, beginning          $     114,745      $     14,839

       Additional borrowings                      89,253           152,289

     Principal repayments                       (127,950)          (52,383)
                                           -------------      ------------

     Principal balance, ending             $      76,048      $    114,745
                                           =============      ============

     Brian Wolfe, a director, has loaned the company $6,313, maturing July 2002, bearing interest at 7.5%. Robin Schwarz has loaned the company $21,600, bearing interest at 20.74%, due on demand. Mr. Wolfe's and Ms. Schwarz's loans are unsecured.

     PURCHASE OF STOCK

     From time to time we have sold stock to directors or their affiliates, to raise operating capital. These transactions were not negotiated at arms-length. Prices were determined by the board of directors based on market prices at which the stock then was trading, less a discount for rule 144 investment restrictions. The directors to whom stock was sold took part in the Board discussions to determine the stock prices.

     Mr. Amies' family partnership purchased restricted shares of common stock from the company as follows:

                                                           Percent Discount
       Date       Number of Shares          Price          From Market Price
       ----       ----------------          -----          -----------------

     10-28-98        63,000             $.50 per share             6.0%
     12-24-98        38,571             $.35 per share             6.6%
     02-18-99        62,500             $.40 per share            36.0%
     05-14-99        15,000             $.50 per share            36.0%
     06-22-99        50,000             $.50 per share            57.0%
     03-09-00        21,000             $.75 per share            50.0%

     A family company controlled by Mr. Dacyszyn has purchased restricted shares of common stock from the company as follows:

                                                            Percent Discount
       Date       Number of Shares          Price           From Market Price
       ----       ----------------          -----           -----------------

     12-24-98        200,000            $.35 per share              6.6%
     02-18-99         70,000            $.40 per share             36.0%
     05-14-99        100,000            $.50 per share             36.0%
     06-22-99         60,000            $.50 per share             57.0%
     03-09-00        134,000            $.75 per share             50.0%

     Mr. Dacyszyn, for his own account, purchased 100,000 restricted shares of common stock in 1998, at $.45 per share, representing a discount of 40% from the market price on July 18, 1998.

     In 1999 and 2000, Joseph Reschreiter, a former director, purchased restricted shares of common stock, as follows.

                                                           Percent Discount
      Date         Number of Shares         Price          From Market Price
      ----         ----------------         -----          -----------------

    06-22-99           32,000           $.50 per share         57.0%
    06-22-99           10,000           $.50 per share         57.0%
    03-02-00           45,000           $.75 per share         50.0%

                              SELLING SHAREHOLDERS

     This prospectus covers the offer and sale by the selling shareholders of up to 950,000 shares which may be issued upon conversion of a debenture and 30,000 shares now issued. All shares to be issued on conversion or exercise, and the shares now issued, are restricted securities as that term is defined in rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, and will remain restricted unless and until such shares are sold pursuant to this prospectus, or otherwise are sold in compliance with rule 144 or the restriction removed in accordance with rule 144(k).

     None of the selling shareholders are affiliates of the company or any subsidiary of the company.

     Of the shares covered by this prospectus:

          o Dutchess Private Equities Fund, L.P., which holds a convertible debenture (principal amount $120,000) issued by the company. All or part of the principal amount of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess Fund's discretion into restricted shares of common stock, at a per share price equal to the lesser of: (1) $0.41; (2) $0.31, that is 100% of the average of the five lowest closing bid prices in the 15 trading days preceding June 14, 2002; or (3) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 14, 2005).

               If the $120,000 principal amount of the debenture is converted at the $0.41 price, we would issue 292,683 shares to Dutchess Fund, and the offer and sale of those shares would be covered by this prospectus. This prospectus covers a total of 950,000 shares issuable to Dutchess Fund; the shares issued in conversion will depend on the market price (for example, the full 950,000 shares would be issued if the market price drops to the point where the conversion price is calculated at $0.126 per share).

          o Joseph B. LaRocco, attorney for Dutchess Private Equities Fund, L.P., who holds 30,000 restricted shares of common stock, issued to him for legal services provided to Dutchess Fund in connection with the debenture and warrant transaction, which services have been valued by the company at $6,750.

     The selling shareholders may offer their shares for sale on a continuous basis pursuant to rule 415 under the 1933 Act.

     The following information has been provided to us by the selling shareholders. All numbers of shares, and percentage ownership, are stated on a pro forma basis as of prospectus date, to include shares underlying the convertible debenture and the warrant which have not yet been converted or exercised. This prospectus does not cover resale of any of the other shares held by the selling shareholders. There are 10,924,015 shares issued and outstanding on the initial date of this prospectus; on a pro forma basis, 11,924,015 shares are outstanding.

                                            Number of           Number of Shares
                                            Shares of            of Common Stock            Percent Owned
Name and Address                          Common Stock             Registered           Prior to        After
of Beneficial Owner                          Owned                  For Sale            Offering     Offering(1)
----------------------------------------------------------------------------------------------------------------

Dutchess Private                        1,075,757(2)(4)               950,000            8.0%(4)          *
Equities Fund Ltd. (3)
100 Mill Plain Road, 3rd Floor
Danbury, CT 06811

Joseph B. LaRocco, Esq.                       67,000(1)                30,000               *             *
49 Locust Ave., Suite 107
New Canaan, CT 06840


*        Less than 1%.

(1)  Assumes all shares are sold by the selling shareholder.

(2) For Dutchess, this number is based on 75,757 shares owned at prospectus date, plus up to 950,000 shares which may be issued on conversion of the debenture. This prospectus does not cover any of the shares which Dutchess Fund may buy under the Investment Agreement (none bought as of the date of this prospectus); resale of any of those shares is not covered by this prospectus. However, there is a percentage limit on Dutchess Fund's share ownership. See (4) below. For Mr. LaRocco, this number is based on all the shares he owns at prospectus date; resale of 37,000 of his shares is not covered by this prospectus.

(3) The principals of Dutchess Fund are Dutchess Capital Management LLC, its general partner, and Michael A. Novielli and Douglas H. Leighton, managing members and principal owners of the general partner. Mr. Novielli and Mr. Leighton exercise voting and investment power over the company's shares owned by Dutchess Fund.

(4) The number of shares which Dutchess Fund can acquire on conversion of the debenture at any one time is limited under the terms of the conversion: In no event can Dutchess Fund ever be entitled to convert that amount of the debenture into that number of shares, which when added to all the other shares Dutchess Fund owns or can acquire within 60 days, would exceed 4.99% of the total shares outstanding. Therefore, for purposes of the beneficial ownership reporting provisions of section 13 of the Securities Exchange Act of 1934 and rule 13d-3 of the Securities and Exchange Commission, Dutchess Fund cannot own more than 4.99% of the shares of the company at any one time. See "Financing Transactions - Convertible Debenture, Warrant, and Shares to Attorney." Taking into account the 50,000 shares purchasable under the warrant, plus 75,757 shares now owned, Dutchess could convert a portion of its debenture to 440,000 shares, which would bring Dutchess Fund's total shares plus shares purchasable under the warrant, to 565,757 shares, or 4.96% of the pro forma 11,414,015 shares which would be outstanding. Accordingly, Dutchess Fund presently is beneficial owner of 565,757 as calculated under rule 13d-3.

     Resale of the shares owned or to be owned by the selling shareholders is registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which the selling shareholders make offers to sell the covered securities pursuant to rule 415.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices.


     Dutchess Fund and Dutchess Advisors Ltd. are statutory underwriters under section 2(a)(ii) of the Securities Act of 1933, and are subject to the restrictions of the Securities and Exchange Commission's Regulation M in connection with the resale of the shares acquired on conversion of the debenture.


     The selling shareholders may use any one or more of the following methods when selling shares:

     O ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     O block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     O purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     O an exchange distribution in accordance with the rules of the applicable exchange;

     O    privately negotiated transactions;

     O    short sales;

     O broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     O    a combination of any such methods of sale; and

     O    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under rule 144, if available, rather than under this prospectus.

     The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of the company or derivatives of company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders have advised the company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker- dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     Other selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.

     We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling shareholders. The company has agreed to indemnify Dutchess Fund against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the 1933 Act is against public policy, and therefore is unenforceable.

     Upon the company being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to rule 424(b) under the 1933 Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     We have advised the selling shareholders that the anti-manipulative provisions of the Securities and Exchange Commission's regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales of the shares offered under this prospectus. Regulation M provides that any person engaged in a distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling shareholders will be subject to other provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales by the selling shareholders.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue 15,000,000 shares of common stock ($.001 par value).

     Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Cumulative voting is not permitted in elections of directors or otherwise. The presence in person or by proxy of the holders of a majority of the outstanding common stock is required to constitute a quorum at any shareholders meeting. If a quorum is present, proposals are passed if approved by the holders of a majority of the votes present, except for substantive corporate matters (such as a merger, sale of assets or amendment to articles of incorporation, which matters must be approved by the holders of a majority of outstanding shares under Nevada law). In addition, if there is preferred stock outstanding, the holders of the preferred stock would be entitled to vote as a separate class on such substantive corporate transactions.

     A minimum of 10 days notice is required to be given for any shareholders meeting.

     Our board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of its present shareholders and which may dilute the book value of the common stock.

     Shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends and do not intend to pay dividends in the foreseeable future.

PREFERRED STOCK

     We are authorized to issue 10,000,000 shares of preferred stock ($.001 par value). The board of directors has authority, without action by the shareholders, to issue preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Preferred stock may carry rights superior to those of the common stock. No series of preferred stock has been authorized, and no shares of preferred stock have been issued.

     Reference is made to our certificate of incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to the registration statement on Form SB-2. Reference is also made to applicable statutes of the state of Nevada for laws concerning rights of shareholders.

WARRANTS

     Warrants to purchase a total of 36,000 shares have been issued to three investors (one Canadian resident, and two private companies controlled and owned by Canadian residents) for $0.35 per share, expiring on January 8, 2004; warrants to purchase a total of 10,000 shares have been issued to a Canadian investor for $0.35 per share, expiring on February 11, 2004. The purchase price of $0.35 per share represents a discount of approximately 50% from market prices at the time of issuance. Additional warrants have been issued on various dates from March 1, 2002 through June 3, 2002, to purchase a total of 369,600 shares to 47 investors (all Canadian residents or companies controlled and owned by Canadian residents), at a purchase price of $0.25 per share (representing discounts ranging from 0% to approximately 50% from market prices at the time of issuance). The warrants expire two years from the date of issue.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.

                                LEGAL PROCEEDINGS

     The company is not a party to current litigation and no notice of possible claims against the company has been received.

                                  LEGAL MATTERS

     The validity of the issuance of the shares offered hereby will be passed upon for us by The Law Office of Stephen E. Rounds, Denver, Colorado. Dutchess Private Equities Fund and DRH Investment Company LLC are represented in connection with the Investment Agreement by Joseph B. LaRocco, New Canaan, Connecticut. Mr. LaRocco owns 37,000 shares of common stock in the company.

                                     EXPERTS

     Our financial statements as of December 31, 2001 and for the two years then ended, have been included in this prospectus in reliance on the report of Murphy, Bennington & Co., Las Vegas, Nevada. Their reports are included upon the authority of such firm as experts in accounting and auditing.

                             CAN-CAL RESOURCES, LTD.



                                           INDEX TO FINANCIAL STATEMENTS



FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


INDEPENDENT AUDITORS' REPORT                                                 47

FINANCIAL STATEMENTS:
         Balance sheets                                                      48
         Statements of operations                                            49
         Statements of changes in stockholders' deficit                      50
         Statements of cash flows                                            51
         Notes to financial statements                                    52-64

SUPPLEMENTARY SCHEDULE:
         Supplemental schedule I--
         Operating, general and administrative expenses                      65


FOR THE QUARTERS ENDED JUNE 30, 2002 AND 2001


FINANCIAL STATEMENTS:
         Interim balance sheets                                              66
         Interim statements of operations                                    67
         Interim statements of changes in stockholders' deficit              68
         Interim statements of cash flows                                    69
         Notes to interim financial statements                            70-73

SUPPLEMENTARY SCHEDULE:
           Supplemental schedule I--
           Operating, general and administrative expenses                    74

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Can-Cal Resources Ltd.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Can-Cal Resources Ltd. (a Nevada corporation) as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 14, the company restated its financial statements for the years ended December 31, 2000 and 1999 to expense previously capitalized costs. Additionally, an error resulting in the overstatement of previously reported gain on disposal of its subsidiary as of December 31, 1999 was discovered by management during the current year. Accordingly, the 1999 financial statements have been restated and an adjustment was made to retained earnings as of December 31, 1999 to correct the error.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Can-Cal Resources Ltd. as of December 31, 2001 and 2000, and the results of operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Murphy, Bennington & Co.,  CPAs



Las Vegas, NV
February 28, 2002 (Except for Note 14), as to which the date is January 14, 2002

CAN-CAL RESOURCES, LTD.

BALANCE SHEETS

DECEMBER 31, 2001 AND 2000
(ROUNDED TO THE NEAREST HUNDRED, EXCEPT SHARE DATA)


ASSETS                                                                    2001             2000
                                                                      -----------      ------------
                                                                                       (As Restated)
CURRENT ASSETS:
         Cash                                                         $    14,800      $   510,800
         Notes receivable, related parties (Note 2)                        57,400           48,100
         Prepaid expenses                                                  13,100             --
         Current portion of note receivable                                  --             53,000
                                                                      -----------      -----------
             Total current assets                                          85,300          611,900

PROPERTY AND EQUIPMENT, NET (NOTES 1 AND 3)                                48,600           72,400

OTHER ASSETS (NOTE 4)                                                       2,000           17,300
                                                                      -----------      -----------
                                                                      $   135,900      $   701,600
                                                                      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
         Bank overdrafts                                              $      --        $    14,200
         Accounts payable                                                  32,400           51,300
         Accrued expenses                                                  73,100           33,800
         Notes payable, current portion                                    50,000           32,500
                                                                      -----------      -----------
             Total current liabilities                                    155,500          131,800

NOTE PAYABLE, (NOTE 6)                                                    348,000          300,000

NOTES PAYABLE, RELATED PARTIES (NOTE 7)                                   104,000          119,200
                                                                      -----------      -----------
                                                                          607,500          551,000
                                                                      -----------      -----------

STOCKHOLDERS' EQUITY:
         Common stock, $.001 par value; authorized, 15,000,000
              shares; issued and outstanding, 10,158,738 and
             9,372,791 shares respectively                                 10,200            9,400
         Preferred stock, $.001 par value; authorized, 10,000,000
             shares; none issued or outstanding                              --               --
         Additional paid-in-capital                                     3,490,100        3,408,600
         Accumulated deficit                                           (3,971,900)      (3,267,400)
                                                                      -----------      -----------
                                                                         (471,600)         150,600
                                                                      -----------      -----------

                                                                      $   135,900      $   701,600
                                                                      ===========      ===========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

CAN-CAL RESOURCES, LTD.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2001 AND 2000
(ROUNDED TO THE NEAREST HUNDRED, EXCEPT SHARE DATA)

                                                     2001             2000
                                                 -----------      ------------
                                                                  (As Restated)
REVENUES
         Rental revenue                          $    22,500      $    22,500
                                                 -----------      -----------
                                                      22,500           22,500
                                                 -----------      -----------

COSTS AND EXPENSES                                   677,500        1,012,200
                                                 -----------      -----------

LOSS FROM OPERATIONS                                (655,000)        (989,700)

OTHER INCOME (EXPENSES):
         Other income                                    800           10,300
         Gain on sale of equipment                      --             20,300
         Interest income                              10,500           12,300
         Interest expense                            (60,800)         (15,700)
                                                 -----------      -----------

NET INCOME(LOSS) FROM CONTINUING OPERATIONS         (704,500)        (962,500)
                                                 -----------      -----------

PROVISION FOR INCOME TAXES                              --               --

NET INCOME (LOSS)                                $  (704,500)     $  (962,500)
                                                 ===========      ===========


NET INCOME (LOSS) PER SHARE OF COMMON
STOCK AND COMMON STOCK EQUIVALENTS:

BASIC EPS
         Net loss from continuing operations     $     (0.07)     $     (0.11)
                                                 ===========      ===========
         Weighted average shares outstanding       9,569,166        8,811,282
                                                 ===========      ===========

DILUTED EPS
         Net loss from continuing operations     $     (0.07)     $     (0.11)
                                                 ===========      ===========
         Weighted average shares outstanding       9,569,166        8,811,282
                                                 ===========      ===========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

CAN-CAL RESOURCES, LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

YEARS ENDED DECEMBER 31, 2001 AND 2000
(ROUNDED TO THE NEAREST HUNDRED, EXCEPT SHARE DATA)



                                                                         ADDITIONAL                           TOTAL
                                                                          PAID-IN        ACCUMULATED      STOCKHOLDERS'
                                                 COMMON STOCK             CAPITAL          DEFICIT            DEFICIT
                                          --------------------------     -----------     ------------     -------------
                                            SHARES          AMOUNT                       (As Restated)
                                          ----------     -----------

BALANCE, DECEMBER 31, 1999                 8,253,782     $     8,200     $ 2,460,200     $(2,304,900)     $   163,500
       Issuance of common stock            1,119,009           1,200         948,400            --            949,600
       Net income (loss) for the year           --              --              --          (962,500)        (962,500)
                                          ----------     -----------     -----------     -----------      -----------
BALANCE, DECEMBER 31, 2000                 9,372,791           9,400       3,408,600      (3,267,400)         150,600
       Issuance of common stock              785,947             800          81,500            --             82,300
       Net income (loss) for the year           --              --              --          (704,500)        (704,500)
                                          ----------     -----------     -----------     -----------      -----------
BALANCE, DECEMBER 31, 2001                10,158,738     $    10,200     $ 3,490,100     $(3,971,900)     $  (471,600)
                                          ==========     ===========     ===========     ===========      ===========





              The accompanying notes are an integral part of these
                       consolidated financial statements.

CAN-CAL RESOURCES, LTD.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2001 AND 2000
(ROUNDED TO THE NEAREST HUNDRED)


                                                                 2001              2000
                                                              ------------     -------------
                                                                               (As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                                      $  (704,500)     $  (962,500)
       Adjustments to reconcile net income to net cash
         provided by operating activities:
           Depreciation                                            26,400           31,000
           Provision for losses on notes receivable                47,400           53,300
           Gain on sale of equipment                                 --            (20,300)
           Changes in operating assets and liabilities:
              (Increase) decrease in interest receivable           (3,700)          (3,400)
              (Increase) decrease in prepaid expenses             (13,100)           1,200
              (Increase) decrease in other assets                  15,300          (10,300)
              Increase (decrease) in accounts payable and
                other current liabilities                          64,300           59,300
                                                              -----------      -----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                 (567,900)        (851,700)
                                                              -----------      -----------
CASH FLOW FROM INVESTING ACTIVITIES:
       Purchase of property and equipment                          (2,600)         (42,000)
       Sale of equipment                                             --             20,300
       Loans made                                                    --             (5,000)
                                                              -----------      -----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                   (2,600)         (26,700)
                                                              -----------      -----------
CASH FLOW FROM FINANCING ACTIVITIES:
       Increase (decrease) in related party debt                  (15,100)         104,400
       Principal payments on note payable                         (22,500)         (30,800)
       Bank overdraft                                             (14,200)          14,200
       Proceeds from issuance of common stock                      82,300          949,600
       Proceeds from debt issuance                                 44,000          300,000
                                                              -----------      -----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                   74,500        1,337,400

NET INCREASE (DECREASE) IN CASH                                  (496,000)         459,000
CASH AT BEGINNING OF YEAR                                         510,800           51,800
                                                              -----------      -----------
CASH AT END OF YEAR                                           $    14,800      $   510,800
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
       Interest                                               $      --        $      --
                                                              ===========      ===========
       Income taxes                                           $      --        $      --
                                                              ===========      ===========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Organization and nature of business:

     Can-Cal Resources, Ltd. ( the "Company") is a corporation formed under the laws of the State of Nevada on March 22, 1995. The company is engaged in the precious metal processing industry and other investment opportunities.

     Company's activities and operating cycle:

     In the course of its activities, the company has sustained continuing operating losses and expects such losses to continue for the foreseeable future. The company plans to continue to fund its operations with various types of financing including borrowings and sales of stock, and, in the longer term, revenues from sales. The company's ability to continue as a going concern is dependent upon future financing and ultimately upon achieving profitable operations.

     Revenue recognition:

     Precious metals sales are recognized when delivery has occurred, title passes and pricing is either fixed or determinable. All precious metal sales are made in accordance with standard sales contracts that the company enters into with third parties.

     Rental revenues are recognized on a pro-rata basis over the term of the lease.

     Basis of accounting:

     The company prepares its financial statements in accordance with generally accepted accounting principles.

     Cash and cash equivalents:

     Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value

     Property, equipment and depreciation:

     Property and equipment are stated at cost less accumulated depreciation.
        Depreciation is provided on the straight-line method over the estimated useful lives of the assets. The amounts of depreciation provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives.

     The cost of maintenance and repairs is charged to expense as incurred.
        Expenditures for betterments and renewals are capitalized. Upon sale or other disposition of depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Property evaluations:

     Long lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If deemed impaired, an impairment loss is measured and recorded based on the fair value of the asset, which generally will be computed using discounted expected future cash flows.

     Undeveloped properties upon which the company has not performed sufficient exploration work to determine whether significant mineralization exists are carried at original acquisition cost. If it is determined that significant mineralization does not exist, an impairment loss is measured and recorded based on the fair value of the property at the time of such determination.

     Joint ventures:

     Investments in joint ventures in which the company has 20% to 50% interest are carried at cost and adjusted for the company's proportionate share of their undistributed earnings or losses.

     Concentration of credit risk:

     A majority of the company's business activity is with customers primarily located in the metropolitan area of Las Vegas, NV.

     The company maintains multiple cash balances at financial institutions located in Las Vegas, NV. The accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of December 31, 2001, the company had no deposits in excess of FDIC limits.

     Income taxes:

     The company accounts for income taxes under Statement o Financial
        Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to account for income taxes. The company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statement and income tax purposes.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

2.   NOTES RECEIVABLE (RELATED PARTIES):

     Notes receivable, related parties, at December 31, 2001 and 2000 consisted of the following:


                                                                     2001             2000
                                                                --------------    -------------
       Note receivable from S&S Joint Venture, a joint
           venture partner, unsecured, interest
           imputed at 8%, due on demand                         $       28,000    $      28,000
       Note receivable from an individual, unsecured,
           interest imputed at 8%, due on demand                        12,000           12,000
       Accrued interest receivable                                      17,400           13,900
                                                                --------------    -------------
                                                                        57,400           53,900
       Allowance for uncollectible accounts                                 --            5,800
                                                                --------------    -------------
                                                                $       57,400    $      48,100
                                                                ==============    =============

3.   PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 2001 and 2000 consisted of the following:


                                                                     2001             2000
                                                                -------------     -------------
        Machinery and equipment                                 $      97,600     $      95,100
        Transportation equipment                                       18,400            18,400
        Office equipment and furniture                                 14,200            14,200
                                                                -------------     -------------
                                                                      130,200           127,700
        Less accumulated depreciation                                 (81,600)          (55,300)
                                                                -------------     -------------
                                                                $      48,600     $      72,400
                                                                =============     =============

     Depreciation expense for the years ended December 31,2001 and 2000 totaled
        $26,400 and $31,000 respectively.

4.   OTHER ASSETS:

     Other assets at December 31, 2001 and 2000 consisted of the following:


                                                                     2001             2000
                                                                --------------    -------------

        Note receivable from Tyro, Inc., and principals,
            a corporation, secured, by equipment, interest
            accrued at 6% per annum, due on demand              $           --     $      53,300
        Deposits                                                         2,000            6,800
        Non-destructive testing supplies                                    --           10,500
        Allowance for uncollectible notes                                   --          (53,300)
                                                                --------------    -------------
                                                                $        2,000    $      17,300
                                                                ==============    =============

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

5.   NOTES PAYABLE:

     Notes payable at December 31, 2001 and 2000 consisted of the following:


                                                                          2001             2000
                                                                     --------------    --------------
        Note payable to lender; secured by 1st deed of trust;
            interest at 8.00% per annum, matures July 31, 2001       $       10,000    $       32,500

        Note payable to lender;  secured by deed of trust;
            interest at 6.00% per annum, matures May 27, 2002                25,000                 -

        Note payable to lender,  secured by deed of trust;
            interest at 6.00% per annum, matures June 28, 2002               15,000                 -

        Note payable to lender; secured by 2nd deed of trust;
            interest at 16.00% per annum, matures
            November 24, 2005                                               348,000           300,000
                                                                     --------------    --------------
                                                                            398,000           332,500
        Less current portion                                                 50,000            32,500
                                                                     --------------    --------------
                                                                     $      348,000    $      300,000
                                                                     ==============    ==============


6.   NOTE PAYABLE, RELATED PARTIES:

     Notes payable, related parties, at December 31, 2001 and 2000 consisted of the following:

                                                                          2001             2000
                                                                     --------------    -------------
        Note payable to shareholder; unsecured; interest
            at prime plus 1.00% per annum, due on demand             $      76,100     $     114,700

        Note payable to shareholder; unsecured, interest
            at 20.74%, due on demand                                         21,600                -

        Note payable to shareholder; unsecured; interest at
            prime plus 1.00% per annum, due on demand                         6,300            4,500
                                                                     --------------    -------------
                                                                     $      104,000    $     119,200
                                                                     ==============    =============

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

7.   STOCKHOLDERS' EQUITY:

     Common stock:

     On February 27, 2000, the Board of Directors approved the sale of 500,000 shares of Can-Cal common stock to three of its directors (all of whom reside in Canada), an offshore trust and another person affiliated with the company.

     On July 3, 2000, the Board of Directors exercised the option to acquire technology related to the extraction and processing of ore and, in accordance with the agreement with the two owners of that technology, issued 200,000 shares of Can-Cal's common stock to them.

     On November 24, 2000, the company borrowed $300,000 fro a lender. As part of the transaction, the company issued 45,000 shares of its common stock as a loan placement fee and granted the lender an option to purchase up to 300,000 shares of its common stock. On November 24, 2000, the lender exercised its option in full and purchased 300,000 shares of Can-Cal's common stock.

     In July 2000 the Board of Directors authorized the sale of 74,009 shares of its common stock to eight persons, all of whom reside outside the United States. 46,670 shares were sold during the third quarter and the remaining 27,339 shares were sold during the fourth quarter. All of those shares were issued on December 15, 2000.

     In September, 2001, the Board of Directors authorized the sale of 20,000 shares of its common stock to an individual.

     During October, 2001 the company signed an Investment Agreement with two funds (Dutchess Private Equities Fund LP and DRH Investment Company LLC) to sell to those funds up to $8,000,000 in common stock of the company, for a period of three years.

     In connection with the Investment Agreement, the compan issued 606,059 shares of restricted common stock to Dutchess Fund and its advisor, and to a broker-dealer firm, for services valued at $400,000, to induce those entities to enter into the Investment Agreement and perform services contemplated under such agreement. The company also issued 37,000 shares of restricted common stock to the attorney for Dutchess Fund.

     On November 2, 2001 the Board of Directors approved the sale of 82,888 shares of restricted common stock.

     On December 12, 2001 the Board of Director approved the sale of 40,000 shares of restricted common stock.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

8.   STOCK OPTIONS:

     The company entered into an agreement with a consultant on January 8, 2001.
        If the company was producing or able to produce precious metals from the volcanic cinder material during the term of the agreement, the company agreed to grant the consultant a three-year option to purchase up to 40,000 shares of its common stock. The exercise price was to be equal to the closing price of the stock on January 8, 2001. The agreement terminated on November 1, 2001 without producing precious metals, and therefore, the options were not granted.

     The company has signed a consulting agreement with a public relations firm, and have authorized the issuance and will deliver certificates for up to 200,000 shares over the next 12 months to pay for services and costs. Further, the company has agreed to issue to the public relations firm options to purchase another 200,000 at $1.00 per share. These options are to expire in September 2004.

9.   COMMITMENTS AND CONTINGENCIES:

     Lease commitments:

     Facilities:

     The company has entered into an interim agreement with an individual, to lease a facility in Nye County, Nevada. The agreement stipulates rent of $1,000 per month and includes a purchase option. At December 31, 2001, the lease was terminated and the company was searching for a new location on which to construct a facility.

     Mining Claims:

     The company has a lease and purchase option agreement covering six patented mining claims in the Cerbat Mountains, Hualapai Mining District, Mohave County Arizona. The company pays $1,500 per quarter as minimum advance royalties. The company has the option to purchase the property for $250,000 less payments already made.

     Auto leases:

     The company entered into two operating leases for automobiles that expire during the year 2002 and 2004, respectively. The monthly lease payments currently total $1,246 per month. Lease payments for the year ended December 31, 2001 and 2000 totaled $9,200 and $14,900.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

9.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     The company leases space for the operations of the company under a month to month lease.

     Minimum future rental payments under these noncancellable operating leases for each of the next five years and in aggregate are as follows:


             YEAR ENDING
             DECEMBER 31,
          -----------------
                 2002                                           $    13,100
                 2003                                                 9,500
                 2004                                                 7,100
                 2005                                                    --
                 2006                                                    --
              Thereafter                                                 --
                                                                -----------
                                                                $    29,700
                                                                ===========

10.  INCOME TAXES:

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the company's assets and liabilities. The temporary difference that gave rise to the deferred tax asset is primarily as follows:



       Net operating loss carry forward - December 31, 2001          $     704,500
       Net operating loss carry forward - December 31, 2000                962,500
       Net operating loss carry forward - December 31, 1999                922,100
       Net operating loss carry forward - December 31, 1998                353,000
       Net operating loss carry forward - December 31, 1997              1,044,700
                                                                     -------------
                                                                         3,282,300

       Deferred tax assets                                               1,116,000
       Total valuation allowance recognized
         for deferred tax assets                                        (1,116,000)
                                                                     -------------
       Net deferred tax asset                                        $         --
                                                                     =============

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

11.  NONCASH INVESTING AND FINANCING ACTIVITIES:

     During 2000, the company issued 200,000 shares of commo stock for technology related to extracting & processing ore.

     The company issued 45,000 shares of common stock as a loan placement fee.

     Interest receivable from related parties increased by $3,700 in 2001.
        Accrued interest payable to related parties increased by $9,600

12.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standard ("SFAS"). 10 "Disclosures About
        Fair Value of Financial Instruments" requires disclosure of the estimated fair value of certain financial instruments. The company has estimated the fair value of its financial instruments using available market data to develop estimates of fair value. The use of different market assumptions or methodologies may have a material effect on the estimates of fair values. The carrying amounts of cash, receivables, accounts payable, accrued expenses and notes payable approximate fair value due to short-term maturities or market rates of interest.

13.  SUBSEQUENT EVENTS:

     The company signed a consulting agreement (see Note 8) with a public relations firm on September 15, 2001, which was subsequently amended on March 22, 2002 (effective September 15, 2001). Pursuant to the amendment, the agreement was suspended from October 31, 2001 through March 25, 2002. The company paid $5,000 cash for the first month of service (October 2001), and has agreed to issue up to 200,000 shares to the public relations firm for services and expenses. 40,000 shares will be issued as payment for services for April and May 2002. Further, the company has agreed to issue to the public relations firm options to purchase another 200,000 at $1.00 per share. These options are to expire in September 2004.

     In January 2002, the company reached an agreement with lender whereby
        $48,000 in interest due in November 2001 was satisfied by the company issuing 309,677 restricted shares of common stock.

     In January 2002, the company approved the sale of 36,00 restricted common shares for $12,500. Along with those shares the company issued warrants to purchase an additional 36,000 restricted shares at a price of $0.35 per share. These warrants will expire in January 2004 if not exercised.

     In February 2002, the company approved the sale of 10,000 restricted common shares for $3,500. Along with those shares the company issued warrants to purchase an additional 10,000 restricted shares at a price of $0.35 per share. These warrants will expire in February 2004 if not exercised.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

14.  RESTATED FINANCIAL STATEMENTS:

     After issuing Can-Cal's 2000 and 1999 financial statements and filing Form
        10-KSB with the Securities and Exchange Commission ("SEC"), management determined it was necessary to revise its financial statements to expense previously capitalized costs associated with its Pisgah property and the Cerbat and Erosion mining claims, and the S&S Mining Joint Venture and recognize rental revenues in the period earned. An error, resulting in the overstatement of previously reported gains was discovered by management during 2001. In the 1999 restated financial statements, the company eliminated a gain of $116,400 on the sale of its wholly owned subsidiary which was originally reported as a component of income on the Statement of Operations. Upon restatement, the $116,400 is shown as an adjustment to 1999 retained earnings.

     Because the level of engineering and other exploration work completed on the company's properties does not meet the criteria for a full feasibility study, the company has reclassified its land holdings. As a result of this reclassification, the company has revised it financial statements to expense previously capitalized land costs. Based on this information the company recorded $567,100, $22,905, and $13,500 of impairment charges in 1999 relating to the impairment charges of the Pisgah property, the Erosion mining claims, and the Cerbat mining claims.

     The company is focusing its efforts on the testing program at its Pisgah location and has discontinued testing on the Owl Canyon property. The company cannot accurately predict future cash flows, if any, from this property. Consequently, the company recorded an impairment charge of $19,000 on its joint venture in the restated 1999 financial statements.

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

14.  RESTATED FINANCIAL STATEMENTS (CONTINUED):


                                                                           1999
                                                                      -------------
ASSETS                                                                (As Restated)

CURRENT ASSETS:
    Cash                                                              $    51,800
    Notes receivable, related parties (Note 2)                             44,700
    Prepaid expenses                                                        1,200
    Current portion of note receivable                                     48,000
                                                                      -----------
           Total current assets                                           145,700

PROPERTY AND EQUIPMENT, NET (NOTES 1 AND 3)                                61,400

OTHER ASSETS (NOTE 4)                                                      58,900
                                                                      -----------
                                                                      $   266,000
                                                                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Bank overdrafts                                                   $      --
    Accounts payable                                                        7,100
    Accrued expenses                                                       18,800
    Notes payable, current portion                                          6,800
                                                                      -----------
           Total current liabilities                                       32,700

NOTE PAYABLE, (NOTE 6)                                                     55,000

NOTES PAYABLE, RELATED PARTIES (NOTE 7)                                    14,800
                                                                      -----------
                                                                          102,500
                                                                      -----------

STOCKHOLDERS' EQUITY:
    Common stock, $.001 par value; authorized, 15,000,000
           shares; issued and outstanding, 9,372,791 and                8,253,783
           shares respectively                                              8,200
    Preferred stock, $.001 par value; authorized, 10,000,000
           shares; none issued or outstanding                                --
    Additional paid-in-capital                                          2,460,200
    Accumulated deficit                                                (2,304,900)
                                                                      -----------
                                                                          163,500
                                                                      -----------
                                                                      $   266,000
                                                                      ===========

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

14.  RESTATED FINANCIAL STATEMENTS (CONTINUED):


                                                                 12 MONTHS
                                                                    ENDED
                                                                 DECEMBER 31,
                                                                     1999
                                                                -------------
                                                                (As Restated)
REVENUES
    Exploration revenue                                         $     3,700
    Rental revenue                                                   22,500
                                                                -----------
                                                                     26,200
                                                                -----------

COSTS AND EXPENSES                                                1,237,100
                                                                -----------

LOSS FROM OPERATIONS                                             (1,210,900)

OTHER INCOME (EXPENSES):
    Other income                                                       --
    Gain on sale of equipment                                          --
    Interest income                                                   7,200
    Interest expense                                                 (9,100)
                                                                -----------

NET INCOME(LOSS) FROM CONTINUING OPERATIONS                      (1,212,800)
                                                                -----------

INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
    Income (loss) from discontinued
        automobile salvage division                                 174,300


                                                                -----------

NET INCOME (LOSS)                                               $(1,038,500)
                                                                ===========


NET INCOME (LOSS) PER SHARE OF COMMON STOCK AND COMMON
STOCK EQUIVALENTS:

BASIC EPS

                                                                ===========
    Net loss from continuing operations                         $     (0.13)
                                                                ===========
    Weighted average shares outstanding                           7,907,054
                                                                ===========

DILUTED EPS

                                                                ===========
    Net loss from continuing operations                         $     (0.13)
                                                                ===========
    Weighted average shares outstanding                           7,907,054
                                                                ===========

CAN-CAL RESOURCES LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000


14.  RESTATED FINANCIAL STATEMENTS (CONTINUED):



                                                                          ADDITIONAL                     CUMULATIVE       TOTAL
                                                                           PAID-IN       ACCUMULATED     TRANSLATION   STOCKHOLDERS'
                                                    COMMON STOCK           CAPITAL         DEFICIT       ADJUSTMENT       EQUITY
                                               ------------------------   -----------    ------------    ----------    -------------
                                                SHARES        AMOUNT
                                               ---------     ---------

BALANCE, DECEMBER 31, 1998                     7,005,161     $   7,000    $ 1,887,600    $(1,397,800)    $   8,500     $   505,300
    Issuance of common stock                   1,248,621         1,200        572,600           --            --           573,800
    Foreign currency translation adjustment         --            --             --             --         (11,800)        (11,800)
    Realized foreign currency gain                  --            --             --             --           3,300           3,300
    Prior period adjustment                         --            --             --           15,000          --            15,000
    Elimination of subsidiary upon disposal         --            --             --          116,400          --           116,400
    Net income (loss) for the year                  --            --             --       (1,308,500)         --        (1,038,500)
                                               ---------     ---------    -----------    -----------     ---------     -----------
BALANCE, DECEMBER 31, 1999 (Restated)          8,253,782     $   8,200    $ 2,460,200    $(2,304,900)    $    --       $   163,500
                                               =========     =========    ===========    ===========     =========     ===========

CAN-CAL RESOURCES, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

14.  RESTATED FINANCIAL STATEMENTS (CONTINUED):

                                                                     12 MONTHS
                                                                       ENDED
                                                                    DECEMBER 31,
                                                                        1999
                                                                   -------------
                                                                   (As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                                           $(1,038,500)
    Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation                                                    18,700
        Provision for uncollectible notes                               15,000

        Impairment loss on mining properties                           622,500
        Changes in operating assets and liabilities:
           (Increase) decrease in accounts receivable                    2,800
           (Increase) decrease in inventories                           72,500
           (Increase) decrease in prepaid expenses                       5,400
           Increase (decrease) in accounts payable and
               other current liabilities                               (13,100)
                                                                   -----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                      (314,700)
                                                                   -----------
CASH FLOW FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                 (57,400)
    Sale of equipment                                                    4,400
    Loan to an individual                                              (47,000)
                                                                   -----------
NET CASH PROVIDED BY INVESTING ACTIVITIES                             (100,000)
                                                                   -----------
CASH FLOW FROM FINANCING ACTIVITIES:
    Decrease in related party debt                                    (120,800)
    Principal payments on note payable                                 (22,500)
    Principal payments on line of credit                               (12,400)
    Proceeds from issuance of common stock                             573,700
    Proceeds from debt issuance                                          6,900
                                                                   -----------
NET CASH USED BY FINANCING ACTIVITIES                                  424,900
NET INCREASE (DECREASE) IN CASH                                         10,200
CASH AT BEGINNING OF YEAR                                               41,600
                                                                   -----------
CASH AT END OF YEAR                                                $    51,800
                                                                   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
    Interest                                                       $      --
                                                                   ===========
    Income taxes                                                   $      --
                                                                   ===========

CAN-CAL RESOURCES, LTD.

SUPPLEMENTAL SCHEDULE I --
COSTS AND EXPENSES

YEARS  ENDED DECEMBER 31, 2001 AND 2000


                                      THREE MONTHS     THREE MONTHS
                                         ENDED            ENDED           YEAR ENDED      YEAR ENDED
                                      DECEMBER 31,     DECEMBER 31,      DECEMBER 31,    DECEMBER 31,
                                         2001             2000              2001              2000
                                      ------------     ------------     -------------    ------------
COSTS AND EXPENSES:
   Consulting                         $     31,000     $      4,700     $     166,500    $     69,600
   Mine exploration costs                   20,500           80,200           131,800         534,700
   Travel and entertainment                  6,200            6,800            63,800          65,300
   Office expense                           10,200           15,400            54,800          41,600
   Bad debt expense                         47,400           53,300            47,400          53,300
   Insurance                                17,800           16,700            42,300          54,800
   Accounting and legal                     16,600           29,100            33,900          59,300
   Salaries and wages                       15,000             --              30,000            --
   Depreciation and amortization             6,700            9,900            26,400          31,000
   Office rent                             (1,500)            8,700            22,300          33,900
   Miscellaneous                            10,100            8,000            16,200          14,300
   Telephone                                 1,900            1,600            10,400           9,300
   Utilities                                 3,200            1,000            10,000           3,800
   Lease expense                             2,300           14,900             9,200          14,900
   Repairs and maintenance                     800            3,600             5,600           3,600
   Advertising and promotion                 1,100            9,800             4,200          22,500
   Payroll taxes                             1,300             --               2,400            --
   Bank charges                                100             --                 300             300
                                      ------------     ------------     -------------    ------------
                                      $    190,700     $    263,700     $     677,500    $  1,012,200
                                      ============     ============     =============    ============

PART I

ITEM 1  FINANCIAL STATEMENTS

                             CAN-CAL RESOURCES LTD.
                                 BALANCE SHEETS


                                     ASSETS

                                                                      June 30, 2002   December 31, 2001
                                                                       (UNAUDITED)
Current assets
     Cash                                                             $    75,000      $    14,800
     Notes receivable-related parties                                      59,300           57,400
     Prepaid expenses                                                       8,100           13,100
                                                                      -----------       ----------
         Total current assets                                             142,400           85,300

Fixed assets, net                                                          48,000           48,600

Other assets                                                               15,100            2,000
                                                                      -----------       ----------

Total assets                                                          $   205,500      $   135,900
                                                                      ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Accounts payable and accrued liabilities                         $   169,200      $   105,500
     Notes payable - current portion                                       52,500           50,000
     Notes payable-related parties - current portion                      112,500             --
     Other current liabilities                                             60,100             --
                                                                      -----------       ----------
         Total current liabilities                                        394,300          155,500

Long-term liabilities
     Notes payable - long-term portion                                    300,000          348,000
     Notes payable-related parties - long-term portion                       --            104,000
     Convertible note payable-related party                               120,000             --
                                                                      -----------       ----------
Total liabilities                                                         814,300          607,500

Commitments and contingencies                                                --               --

Stockholders' deficit
     Common stock; $.001 par value; 15,000,000 shares
         authorized, 10,924,000 shares issued and outstanding              10,900           10,200
     Additional paid-in capital                                         3,733,200        3,490,100
     Unamortized loan fees                                                (29,500)            --
     Accumulated deficit                                               (4,323,400)      (3,971,900)
                                                                      -----------       ----------
         Total stockholders' deficit                                     (608,800)        (471,600)
                                                                      -----------       ----------
Total liabilities and stockholders' deficit                           $   205,500      $   135,900
                                                                      ===========      ===========



                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)





                                              Three Months Ended June 30,           Six Months Ended June 30,
                                            -----------------------------       ------------------------------
                                                 2002               2001              2002               2001

Rental revenue                              $      5,700      $     16,900      $     11,300      $     22,500

General and administrative                       145,100           156,600           257,100           328,300
                                            ------------      ------------      ------------      ------------
Loss from operations                            (139,400)         (139,700)         (245,800)         (305,800)

Other income (expense)
     Other income                                   --                --                --                 800
     Interest income                                 900             2,800             1,900             8,000
     Interest expense                            (30,400)          (19,200)         (107,600)          (34,100)
                                            ------------      ------------      ------------      ------------
Loss before provision for income taxes          (168,900)         (156,100)         (351,500)         (331,100)

Provision for income taxes                          --                --                --                --
                                            ------------      ------------      ------------      ------------
Net loss                                    $   (168,900)     $   (156,100)     $   (351,500)     $   (331,100)
                                            ============      ============      ============      ============


Basic and diluted loss per common share     $      (0.02)     $      (0.02)     $      (0.03)     $      (0.04)
                                            ============      ============      ============      ============
Basic and diluted weighted average
     common shares outstanding                10,288,100         9,372,800        10,609,500         9,372,800
                                            ============      ============      ============      ============




                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (UNAUDITED)






                                                Common Stock
                                          ------------------------    Additional                                     Total
                                            Number of                  Paid-in      Unamortized    Accumulated    Stockholders'
                                             Shares       Amount       Capital      Loan fees       Deficit         Deficit
                                          ------------  ----------  ------------- -------------- --------------  -------------

Balance, December 31, 2001                  10,158,700   $ 10,200    $ 3,490,100              --  $ (3,971,900)   $  (471,600)

Common shares issued for cash                  415,600         400        108,100             --             --        108,500

Common shares issued for accrued
   interest of $48,000  and interest
   expense of $71,800                          309,700         300        119,500             --             --        119,800

Common shares issued for services               40,000          --         14,000             --             --         14,000

Unamortized loan fees                               --          --             --       (30,200)             --       (30,200)

Current period amortization of
     unamortized loan fees                          --          --             --            700             --            700

Deemed interest expense related to
    conversion feature of note payable              --          --          1,500             --             --          1,500

 Net loss                                           --          --             --             --      (351,500)      (351,500)
                                          ------------  ----------  ------------- -------------- --------------  -------------

 Balance, June 30, 2002                     10,924,000   $ 10,900    $ 3,733,200   $    (29,500)  $ (4,323,400)   $  (608,800)
                                          ============  ==========  ============= ============== ==============  =============




                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES LTD.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                Six Months Ended June 30,
                                                                -------------------------
                                                                   2002            2001

Cash flows from operating activities:
   Net loss                                                     $(351,500)     $(331,100)
   Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation                                                  9,100         13,000
      Stock issued for services                                    14,000
      Stock issued for interest                                    71,800           --
      Deemed interest expense                                       1,500           --
      Current period amortization of unamortized loan fees            700           --
   Changes in operating assets and liabilities:
      Change in notes receivable-related parties                   (1,900)        (8,000)
      Change in prepaid expenses                                    5,000           --
      Change in other assets                                      (13,100)        (3,700)
      Change in accounts payable and accrued expenses              81,500        (14,800)
      Change in other current liabilities                          60,100           --
                                                                ---------      ---------
         Net cash used by operating activities                   (122,800)      (344,600)

Cash flows from investing activities:
   Payments for issuance of notes receivable                         --             (700)
   Proceeds from payments on notes receivable                        --            1,900
   Purchase of fixed assets                                        (8,500)        (2,500)
                                                                ---------      ---------
         Net cash used by investing activities                     (8,500)        (1,300)

Cash flows from financing activities:
   Proceeds from issuance of common stock                         108,500           --
   Proceeds from borrowing on notes payable                        65,000           --
   Principal payments on notes payable                           (110,500)          --
   Proceeds from borrowing on notes payable-related parties        40,600        (22,500)
   Principal payments on notes payable-related parties            (32,100)        (8,700)
   Proceeds from convertible debenture                            120,000           --
                                                                ---------      ---------
         Net cash provided (used) by financing activities         191,500        (31,200)
                                                                ---------      ---------
Net increase (decrease) in cash                                    60,200       (377,100)

Cash, beginning of period                                          14,800        510,800

Cash, end of period                                             $  75,000      $ 133,700
                                                                =========      =========

Supplemental disclosure of cash flow information:
   Cash paid for income taxes                                   $    --        $    --
                                                                =========      =========
   Cash paid for interest                                       $    --        $    --

Schedule of non-cash financing activities:
   Issuance of common stock in satisfaction of accrued
      interest                                                  $  48,000      $    --
                                                                =========      =========




                 See Accompanying Notes to Financial Statements

                             CAN-CAL RESOURCES, LTD
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.   BASIS OF PRESENTATION
     ---------------------

         The accompanying financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the Forms 10-KSB for the year ended December 31, 2001 of Can-Cal Resources, Ltd. ("the company").

         The interim financial statements present the balance sheet, statements of income, stockholders' equity and cash flows of Can-Cal Resources, Ltd. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

         The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of June 30, 2002 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

         Reclassification - Certain prior year balances have been reclassified to conform to the current year presentation.

3.   NOTES RECEIVABLE-RELATED PARTIES
     --------------------------------

         Notes receivable-related parties consisted of the following as of June 30, 2002:

         Note receivable from S&S Mining, Inc. a joint venture partner
           unsecured, interest imputed at 8%, due on demand                     $  27,800

         Note receivable from a stockholder, unsecured, interest imputed
           at 8%, due on demand                                                    12,000

         Accrued interest receivable                                               19,500
                                                                                ---------

                                                                                $  59,300
                                                                                =========

                             CAN-CAL RESOURCES, LTD
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


4.   NOTES PAYABLE
     -------------

         Notes payable consisted of the following as of June 30, 2002:

         Note payable to an entity, secured by 2nd deed of trust,
           bearing interest at 16.0% per annum, maturing November 2005          $ 300,000

         Note payable to an entity, secured by deed of trust, bearing
           interest at 6.0% per annum, maturing June 2002                          12,500

         Note payable to an entity, secured by deed of trust, bearing
           interest at 8.0% per annum, maturing June 2002                          25,000

         Note payable to an entity, secured by deed of trust, bearing
           interest at 6.0% per annum, maturing June 2002                          15,000
                                                                                ---------

                                                                                  352,500
         Less: amounts due within one year                                         52,500
                                                                                ---------

         Long-term portion of notes payable                                     $ 300,000
                                                                                =========

5.   NOTES PAYABLE-RELATED PARTIES
     -----------------------------

         Notes payable-related parties consists of the following as of June 30, 2002:

         Note payable to a stockholder, unsecured, bearing interest
           at 1.0% per annum, due on demand                                     $  66,600

         Note payable to a stockholder, unsecured, bearing interest
           at 20.7% per annum, due on demand                                       18,800

         Note payable to a stockholder, unsecured, bearing interest
           at 7.5% per annum, maturing July 2002                                   11,300

         Note payable to a stockholder, unsecured, bearing interest
           at 7.5% per annum, maturing February 2003                                5,000

         Note payable to a stockholder, unsecured, bearing interest
           at 7.5% per annum, maturing April 2003                                   5,000

         Note payable to a stockholder, unsecured, bearing interest
         at 7.5% per annum, maturing April 2003                                     3,000

         Note payable to a stockholder, unsecured, bearing interest
           at 7.5% per annum, maturing February 2003                                2,000

         Note payable to a stockholder, unsecured, bearing interest
           at 24.0% per annum, maturing May 2002                                      800
                                                                                ---------
                                                                                  112,500

         Less: amounts due within one year                                        112,500
                                                                                ---------

         Long-term portion of notes payable - related parties                   $      --
                                                                                =========

                             CAN-CAL RESOURCES, LTD
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


6.   OTHER CURRENT LIABILITIES
     -------------------------

     Other current liabilities consist of the following as of June 30, 2002:

         119,620 shares of common stock due to investors for receipt of cash    $  29,900

         50,000 warrants due related to convertible note payable (see Note 7)      16,700

         30,000 shares due related to convertible note payable (see Note 7)        13,500
                                                                                ---------

                                                                                $  60,100
                                                                                =========

7.   CONVERTIBLE NOTE PAYABLE-RELATED PARTY
     --------------------------------------

         As of June 30, 2002 convertible note payable-related party totaling $120,000 consisted of an unsecured loan agreement with a stockholder. Upon closing, the company paid $13,400 in loan fees and other expenses which were capitalized and recorded as other assets which will be expensed over the life of the loan using the straight- line method. For the six months ended June 30, 2002, the company amortized $300 of the loan fees and related expenses as interest expense. The term of the loan is two years, with interest at 8.0%, and maturing in June 2004. The stockholder/lender has the option of converting this loan to free-trading common stock, at the lower of a) the initial purchase price, defined as the lower of $0.41 per share or 100% of the average of the lowest five closing bid prices of the fifteen prior trading days prior to closing, or b) 80% of average of the three lowest prices in fifteen closing bid prices prior to conversion.

         Due to the conversion feature of the debt and the company's historical range of common stock prices, the company anticipates it will record significant amounts of deemed interest in the future as funds are drawn on the loan. During the six months ended June 30, 2002, the company recorded $1,400 of deemed interest expense relating to this conversion feature.

         As of June 30, 2002, the stockholder/lender was due warrants to purchase 50,000 shares of the company's common stock at the lower of 110% of the 5-day average closing bid prices a) preceding the date of issue, or b) 180 days after each closing. The warrants expire after three years. The fair value of the warrants as computed using the Black-Scholes option pricing model was $16,700 and recorded as unamortized loan fees, of which $400 was recorded as interest expense during the six months ended June 30, 2002. The company has recorded a liability of $16,700 for the warrants which is included in other current liabilities totaling $60,100.

         As of June 30, 2002, the stockholder/lender was also due 30,000 shares of the company's common stock for legal fees related to the loan. The 30,000 shares were valued at $13,500 and recorded as unamortized loan fees, of which $300 was recorded as general and administrative expenses during the six months ended June 30, 2002. The company has recorded a liability of $13,500 for the 30,000 shares which is included in other current liabilities totaling $60,100.

                             CAN-CAL RESOURCES, LTD
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


8.   RESTATED FINANCIAL STATEMENTS
     -----------------------------

         Subsequent to the issuance of the company's financial statements for the three months ended March 31, 2002, management became aware that those financial statements did not properly reflect certain account balances. Properly accounting of these items in the revised financial statements has the following effect:


                                                                           Three Months Ended
                                                      Three Months Ended      March 31, 2002      RESTATED
                                                        March 31, 2002         (RESTATED)         Changes
                                                        --------------         ----------         -------

            Revenue                                     $      5,600         $      5,600      $       --
            General and administrative expenses              112,100              112,000              (100)
            Loss from operations                            (106,500)            (106,400)              100
            Other income (expense)
               Interest income                                 1,000                1,000              --
               Interest expense                              (41,400)             (77,200)          (35,800)
            Loss before provision for income taxes          (146,900)            (182,600)          (35,700)
            Provision for income taxes                          --                   --                --
            Net loss                                    $   (146,900)        $   (182,600)     $    (35,700)
                                                        ============         ============      ============
            Basic and diluted loss per common share     $      (0.01)        $      (0.02)     $      (0.01)
                                                        ============         ============      ============
            Basic and diluted weighted average
               common shares outstanding                  10,486,357           10,436,225        10,436,225
                                                        ============         ============      ============

         For the three months ended March 31, 2002, the change in the statement of operations was primarily related to interest expense for which the company had two changes. First, the company re-evaluated accrued interest and determined it was overstated by approximately $36,000. Accordingly, the company decreased the balance by $36,000 to properly reflect the accrued interest and related interest expense. Second, the company issued 309,700 shares of its common stock in satisfaction of accrued interest of $48,000 in accordance with an agreement which stated that the number of shares to be issued would be based on 50% of the lowest trading price from November 2000 to December 2001 ($0.155), in relation to the outstanding accrued interest balance. Accordingly, the issuance of these shares was recorded based upon the accrued interest balance rather than the fair value of such shares issued. The company has re-evaluated this transaction and determined the issuance of such shares should be recorded at the fair value. As a result, the company recorded and additional $71,800 of interest expense for the three months ended March 31, 2002.

         The company also determined that the number of outstanding shares was not recorded correctly and increased from 10,514,400 to 10,651,500. The change in the net loss and increase of the recalculated basic and diluted weighted average common shares outstanding increased the basic and diluted loss per common shares from $(0.01) to $(0.02).

9.   GOING CONCERN
     -------------

         The company incurred a net loss of approximately $351,000 for the six months ended June 30, 2002. The company's current liabilities exceed its current assets by approximately $252,000 as of June 30, 2002. These factors create substantial doubt about the company's ability to continue as a going concern. The company's management plans to continue to fund its operations in the short term with a combination of debt and equity financing, as well as revenue from operations in the long term.

         The ability of the company to continue as a going concern is dependent on additional sources of capital and the success of the company's plan. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

CAN-CAL RESOURCES, LTD.

SUPPLEMENTAL SCHEDULE I -
OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES

THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
(UNAUDITED)
(ROUNDED TO THE NEAREST HUNDRED)


                                                    Three Months Ended June 30,      Six Months Ended June 30,
                                                   ----------------------------    ---------------------------
                                                       2002              2001         2002               2001
                                                   --------           --------     --------           --------
General and administrative expenses
  Accounting and legal                             $  6,700           $  5,000     $ 32,600           $  8,000
  Consulting                                         39,200             57,100       64,100             90,500
  Salaries and wages                                 15,000               --         30,000               --
  Office rent                                         7,900              8,000       15,900             15,900
  Insurance                                          10,800             12,600       23,500             20,600
  Travel and entertainment                           10,800             18,100       15,500             41,700
  Depreciation                                        4,600              6,600        9,100             13,000
  Office expense                                      2,100             12,400        5,500             30,800
  Miscellaneous                                       6,800              3,400        9,800              5,100
  Mine exploration                                   17,600             21,100       20,300             80,400
  Utilities                                           1,400              2,800        3,600              4,300
  Equipment rental                                    2,500              2,800        4,400              4,400
  Telephone                                           1,100              3,400        2,900              6,100
  Payroll taxes                                       1,200               --          2,400               --
  Advertising and promotion                          17,300              2,100       17,400              3,300
  Repairs and maintenance                              --                1,200         --                4,200
  Bank charges                                          100               --            100               --
                                                   --------           --------     --------           --------
     Total general and administrative expenses     $145,100           $156,600     $257,100           $328,300
                                                   ========           ========     ========           ========



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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The bylaws provide that directors and officers shall be indemnified by the corporation against expenses incurred in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been directors or officers of the corporation, except in relation to matters as to which they are adjudged in such matter to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled by agreement, vote of stockholders, or otherwise. In addition, the Nevada Corporation Act permits indemnification of directors and officers against such expenses.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee...................$    38.39
National Association of Securities Dealers, Inc. examination fee......       n/a
Accounting ...........................................................    500.00
Legal fees and expenses...............................................  5,000.00
Printing .............................................................    300.00
Blue Sky fees and expenses (excluding legal fees).....................  1,500.00
Transfer agent .......................................................       n/a
Escrow agent..........................................................       n/a
Miscellaneous.........................................................       n/a

Total.................................................................$ 7,338.39

The Registrant will pay all of these expenses.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES. In the 49 months ending January 31, 2002, the registrant has sold the following unregistered securities. Where shares were sold at a discount from market prices, the discount was made for the restricted status of the shares as subject to Rule 144.

     A.       1998.
     (1)      For cash:           837,509 restricted common shares for $360,780:
                                  703,571 shares to directors and family
                                  companies at $.35 to .45 per share, in
                                  July, October and December 1998; and
                                  133,938 shares to three Canadian citizens and one U.S. citizen at $.40 to $.41 per share, in October and December 1998. The stock prices were determined by the board of directors, including those who bought stock personally or whose family companies bought stock. The stock prices were determined by discounts of approximately
                                  50% from market prices at the relevant
                                  times. Regulation S exemption from
                                  registration for the Canadians, section
                                  4(2) for U.S. citizen. Complete
                                  information about the company and the
                                  stock offerings was provided to investors in the form of a private placement memorandum. No commissions were paid.


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     B.       1999.
     (1)      For cash:           925,500 restricted common shares for $429,500:
                                  367,500 to directors and family companies at $.40 to $.50 per shares in May and November 1999; 518,000 shares to Canadian citizens at $.50 per share in April 1999;
                                  and 6,000 shares to two U.S. citizens at $.50 per share, in April 1999. The stock prices were determined by the board of directors, including those who bought stock personally or whose family companies bought stock. The stock prices were determined by discounts of approximately
                                  50% from market prices at the relevant
                                  times. Regulation S exemption from
                                  registration for Canadian citizens;
                                  section 4(2) for U.S. citizens. Complete information about the company and the stock offerings was provided to investors in the form of a private placement memorandum. No commissions were paid.

     (2)      For assets:         40,000 shares at $.50 to a Canadian citizen
                                  for a truck in May 1999, as determined by the board of directors applying a discount of approximately 50% to the market price for the stock at the time; and 1,000 shares to a U.S.
                                  citizen for computer software in July 1999.
                                  Regulation S for Canadian citizen; section
                                  4(2) for U.S. citizen. No commissions were paid.

     (3)      For services:       In August 1999, 32,121 restricted common
                                  shares at $.50 per share for $16,061 of
                                  services from a nonaffiliate vendor, in
                                  section 4(2) transaction, five U.S. citizens received stock. The stock price was determined by the board of directors, applying a discount of approximately 55% to the market prices for the stock at the time. Regulation S for Canadian citizens. Section 4(2) for U.S.
                                  citizens. Complete information about the company was provided to these individuals. No commissions were paid.

     C.       2000.
     (1)                          1,119,009 restricted common shares:
                                  In March 2000, 495,460 restricted common shares for cash to Canadians and their family companies, at $0.75 per share, including directors and their family companies, and 4,540 restricted common shares to a U.S. citizen employee at 0.75 per share, under Regulation S (for Canadians and family companies) and a U.S. citizen employee under section 4(2). The stock prices were determined by the board of directors, including those who bought stock personally or whose family companies bought stock. The stock prices were determined by discounts of approximately 50% from market prices at the relevant times. These shares were at discounts of 50% from market prices at the time on November 24, 2000, 300,000 to lender on exercise of option (in connection with loan agreement) at $.5156 per share in cash, plus another 45,000 shares as loan fee to this lender, under Regulation S; in September and October 2000, 74,009 shares at $1.50 per share to seven Canadian citizens and one Italian citizen, under Regulation S; on July 3, 2000, 200,000 shares to two U.S. citizens for their proprietary extraction technology, at $1.50 per share, in August 2000. Complete information about the company was provided to each of these individuals. No commissions were paid.


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     D.       2001:
     (1)      For cash:           In August and September, 2001, a total of
                                  82,888 shares to three Canadian investors and a private company owned and controlled by Canadian residents for $65,916 (an average share price of $0.80 per share, representing a discount of approximately 8% from market prices). These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act. Complete information about the company was provided to these investors. No commissions were paid.

                                  On October 2, 2001, 20,000 restricted
                                  shares to a Canadian investor for $10,000
                                  ($0.50 per share, representing a discount of approximately 50% from market prices, as determined by the board of directors). These shares were sold pursuant to the exemption provided by Regulation S of the 1933 Act. Complete information about the company was provided to this investor. December 12, 2001, 40,000 restricted shares to a Canadian investor for $14,000 ($0.35 per share, representing a discount of approximately 50% from market prices). Complete information about the company was provided to this investor. These shares and warrants were sold pursuant to the exemption provided by Regulation S of the 1933 Act.

     (2)      For services:       In October 2001, 75,757 restricted common
                                  shares to Dutchess Private Equities Fund L.P.,
                                  227,272 restricted common shares to Dutchess
                                  Advisors, Ltd., as inducements for execution of Investment Agreement between issuer and Dutchess Fund and DRH Investment Company, LLC.
                                  303,030 restricted common shares to May Davis
                                  Group, Inc., a securities broker-dealer, as a placement fee in connection with the Investment Agreement. 37,000 shares to Joseph
                                  B. LaRocco, attorney for Dutchess Fund and DRH
                                  Investment Company, LLC in connection with the Investment Agreement, for legal services to such entities, which the issuer agreed to pay pursuant to the Investment Agreement.

     E.       2002
              For cash:           On January 8, 2002, 36,000 restricted common
                                  shares to three investors (one Canadian
                                  resident, and two private companies controlled and owned by Canadian residents) for $12,600 cash ($0.35 per share, representing a discount of approximately 50% from market price). These investors also were issued warrants to purchase 36,000 additional restricted shares, at a price of $0.35 per share; the warrants will expire January 8, 2004. On February 11,
                                  2002, 10,000 restricted common shares to one investor (a Canadian resident) for $3,500 cash
                                  ($0.35 per share, representing a discount of approximately 50% from market price). This investor also was issued warrants to purchase
                                  10,000 additional restricted shares, at a price of $0.35 per share; the warrants will expire February 11, 2004. Complete information about the company was provided to these investors. These shares and warrants were sold pursuant to the exemption provided by Regulation S of the 1933 Act.

              Debt payment:       On January 31, 2002, 309,677 restricted common
                                  shares to lender (First Colony Merchant) for payment of interest on debt ($48,000).


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



              For cash:           From March 1, 2002 through June 3, 2002,
                                  369,600 restricted common shares were issued to 47 investors (all Canadian residents or companies controlled and owned by Canadian residents) for $92,400 cash ($0.25 per share, representing discounts ranging from 0% to approximately 50% from market prices at the time of issuance). These investors also were issued warrants to purchase 369,600 additional restricted shares, at a price of $0.25 per share; the warrants will expire two years from the date of issuance.

              For services:       On June 21, 2002, 40,000 restricted common
                                  shares to Financial Communications Corp. for public relations services.

     No general solicitation or advertising was used in the preceding transactions, and all investors supplied information which the issuer believed qualified such investors as sophisticated investors or accredited investors. Stop transfer instructions were issued to the issuer's transfer agent for the securities as "restricted" under rule 144.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

EXHIBIT NO.        TITLE OF EXHIBIT
-----------        ----------------

Exhibit 3.0        Articles of Incorporation.................................[1]

Exhibit 3.1        Amendment to the Articles of Incorporation................[1]

Exhibit 3.2        By-Laws...................................................[1]

Exhibit 5.0        Opinion re legality.........................................*

Exhibit 10.0       Joint Venture Agreement between
                   Robin Schwarz, Aylward Schwarz,
                   S&S Mining, a Nevada Corporation,
                   and Can-Cal Resources Ltd. ...............................[1]

Exhibit 10.1       Mining Lease Agreement between
                   Can-Cal Resources Ltd. and
                   Twin Mountain Rock Venture dated May 1, 1998 .............[1]

Exhibit 10.2       Loan Agreement between Owen Sequoia, Inc.
                   and Can-Cal Resources Ltd. ...............................[1]

Exhibit 10.3       Amendment to Loan Agreement dated June 9, 1998............[1]

Exhibit 10.4       Second Amendment to Loan Agreement .......................[1]

Exhibit 10.5       Deed of Trust, Security Agreement,
                   Financing Statement, and Fixture
                   Filing with Assignment of Rents ..........................[1]

Exhibit 10.6       Lease and Purchase Option Agreement
                   dated March 12, 1998 between Arthur
                   James Good and Wanda Mae Good
                   and Can-Cal Resources Ltd.................................[1]

Exhibit 10.7       Left blank - no exhibit filed.

Exhibit 10.8       Quit Claim Deed from Aurum, LLC
                   to Can-Cal Resources Ltd..................................[1]

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



Exhibit 10.9       Agreement between Tyro, Inc.,
                   Dean Willman, Roland S. Ericsson,
                   and Can-Cal Resources Ltd. ...............................[1]

Exhibit 10.10      Promissory Notes to directors and Robin Schwarz...........[6]

Exhibit 10.11- 10.12       Left blank - no exhibit filed.

Exhibit 10.13      Agreement between Can-Cal Resources, Ltd.,
                   Cameron Miller and James R. Ardoin, dated
                   December 6, 1999..........................................[2]

Exhibit 10.14      Loan Agreement between First Colony
                   Merchant, Tobian Trading Limited and
                   Can-Cal Resources, Limited (f/y 2000 loan,
                   second lender on Pisgah property).........................[3]

Exhibit 10.15      Deed of Trust Security Agreement,
                   Financial Statement and Fixture
                   Filing with Assignment of Rents...........................[3]

Exhibit 10.16      Option Agreement with Lender..............................[3]

Exhibit 10.17      Written notice to exercise option.........................[3]

Exhibit 10.18      Agreement between Can-Cal Resources, Ltd,
                   and Consultant Bruce Ballantyne...........................[3]

Exhibit 10.19      Forbearance Agreement with Lender
                   (first lender on Pisgah property).........................[4]

Exhibit 10.20      Forbearance Agreement with Lender
                   (second lender on Pisgah property)........................[4]

Exhibit 10.20(a)   Amendment to Forbearance Agreement with Lender
                   (second lender on Forbearance Agreement)..................[6]

Exhibit 10.21      Investment Agreement (Dutchess
                   Private Equities Fund amd
                   DRH Investment Company, LLC ..............................[5]

Exhibit 10.22      Registration Rights Agreement
                   (for Investment Agreement transaction)....................[5]

Exhibit 10.23      Escrow Agreement (for future transactions
                   under Investment Agreement) ..............................[5]

Exhibit 10.24      National Financial Communications Corp.
                   Consulting Agreement (Public Relations Agreement).........[5]

Exhibit 10.25      Amendment to National Financial
                   Communications Corp. Consulting Agreement.................[7]


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Exhibit 10.26      Form of Debenture
                   Dutchess Private Equities Fund, L.P.......................[8]

Exhibit 10.27      Debenture Warrant
                   Dutchess Private Equities Fund, L.P.......................[8]

Exhibit 10.28      Registration Rights Agreement
                   Dutchess Private Equities Fund, L.P.......................[8]

Exhibit 23.0       Consent of Independent Auditors............................**

Exhibit 23.1       Consent of Counsel (with Exhibit 5.0)

*      Filed herewith.
**     Previously filed.

[1] Incorporated by reference with the like-number exhibit filed with the company's Form 10-SB filed July 9, 1999.

[2] Incorporated by reference from the like-numbered exhibit from the company's Form 10-KSB for the fiscal year ended December 31, 1999, filed March 28, 2000.

[3] Incorporated by reference from the like-numbered exhibit from the company's Form 10-KSB for the fiscal year ended December 31, 2000, filed March 15, 2001.

[4] Incorporated by reference from the like-numbered exhibit from the company's Form 10-QSB for the quarter ended June 30, 2001, filed August 13, 2001.

[5] Incorporated by reference from the like-numbered exhibit from the company's Form SB-2 initial filing, (SEC File No. 333-72252) filed October 26, 2001.

[6] Incorporated by reference from the like-numbered exhibit from the company's Form SB-2 Amendment No. 1 (SEC File No. 333-72252) filed February 12, 2002.

[7] Incorporated by reference from the like-numbered exhibit from the company's Form SB-2 Amendment No. 2 (SEC File No. 333-72252) filed April 5, 2002.

[8] Incorporated by reference from the like-numbered exhibit from the company's Form 8-K filed July 29, 2002.


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ITEM 17.  UNDERTAKINGS.

     (a) RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File of a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) WARRANTS AND RIGHTS OFFERINGS.    Not applicable.

     (c) COMPETITIVE BIDS.  Not applicable.

     (d) EQUITY OFFERINGS OF NON-REPORTING SMALL BUSINESS ISSUERS.
Not applicable.

     (e) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on October 24, 2002.


                                            CAN-CAL RESOURCES LTD.
                                            (Registrant)

Date: October 24, 2002.                By:    /s/  Ronald D.  Sloan
                                            ------------------------------------
                                            Ronald D. Sloan,
                                            President, Treasurer,
                                            Chief Operating Officer,
                                            Director and Chairman


Date: October 24, 2002.                By:    /s/  John Brian Wolfe
                                            ------------------------------------
                                            John Brian Wolfe,
                                            Secretary, Director


Date: October 24, 2002.                By:    /s/   James Dacyszyn
                                            ------------------------------------
                                            James Dacyszyn, Director


Date: October 24, 2002.                By:    /s/  Barry E. Amies
                                            ------------------------------------
                                            Barry E. Amies, Vice President,
                                            Director


Date: October 24, 2002                 By:    /s/  Theodore Smith
                                            ------------------------------------
                                            Theodore Smith, Director



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


                              --------------------
                                   PROSPECTUS
                              --------------------


                               October _____, 2002


     No dealer, salesman or other person is authorized to give any information or make any information or make any representations not contained in the prospectus with respect to the offering made hereby. This prospectus does not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to whom it is unlawful to make such an offer. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the business of our company since the date hereof.


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